AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1997

                                                     REGISTRATION NO. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                          GALVESTON'S STEAKHOUSE CORP.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                    DELAWARE
                         (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      5812
                          (PRIMARY STANDARD INDUSTRIAL
                           CLASSIFICATION CODE NUMBER)

                                   94-3248672
                                (I.R.S. EMPLOYER
                               IDENTIFICATION NO.)

                           151 E. ALESSANDRO BOULEVARD
                           RIVERSIDE, CALIFORNIA 92508
                                 (909) 789-7606
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES
                        AND PRINCIPAL PLACE OF BUSINESS)

                                 ---------------
                                 RICHARD M. LEE
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          GALVESTON'S STEAKHOUSE CORP.
                           151 E. ALESSANDRO BOULEVARD
                           RIVERSIDE, CALIFORNIA 92508
                                 (909) 789-7606
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                                 ---------------

                                   COPIES TO:

         HANK GRACIN, ESQ.                  DAVID N. FELDMAN, ESQ.
         LEHMAN & EILEN                     LAW OFFICES OF DAVID N. FELDMAN
         SUITE 505                          SUITE 1201
         50 CHARLES LINDBERGH BLVD.         36 W. 44TH STREET
         UNIONDALE, NY 11553                NEW YORK, NEW YORK 10036
         TELEPHONE: (516) 222-0888          TELEPHONE: (212) 869-7000
         FACSIMILE: (516) 222-0948          FACSIMILE: (212) 997-4242

                                 ---------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

   IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /

  IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER REGISTRATION STATEMENT FOR THE SAME OFFERING. / /

  IF THE DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX.
/ /


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of each class of         Amount to be              Proposed maximum offering      Proposed maximum            Amount of
securities to be registered    registered                price per share (1)            aggregate offering price    registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value      1,725,000 shs.(2)        $5.50                          $9,487,500                  $2,875.00
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value        245,000 shs.           $5.50                          $1,347,500                  $  408.33
------------------------------------------------------------------------------------------------------------------------------------
Underwriters' Warrants              150,000 wrts.(3)        -----                             -----                    ------
------------------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying
   Underwriters' Warrants           150,000 shs.           $6.60                          $  990,000                  $  300.00
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                                                                 $3,583.33
====================================================================================================================================

------------------
(1)  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(2)  Includes 225,000 shares which may be purchased by the Underwriters to cover over-allotments, if any.
(3)  To be issued for nominal consideration to the Underwriters.



  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================
                                EXPLANATORY NOTE

     This Registration Statement covers the registration of (i) 1,500,000 shares, including shares to cover over-allotments, if any, of Common Stock, $.01 par value per share ("Common Stock"), of Galveston's Steakhouse Corp., a Delaware corporation (the "Company"), for sale by the Company in an underwritten public offering; (ii) an additional 245,000 shares of Common Stock for resale from time to time by the holders thereof, who acquired such shares in the Company's prior private placements, subject to the contractual restrictions that the holders may not sell, transfer, assign, pledge or hypothecate their shares in any manner until one (1) year after the effective date of this

Registration Statement, without the prior written consent of the Underwriters;
(iii) 150,000 shares of Common Stock held by two (2) existing stockholders who are members of management of the Company, which together with 75,000 shares of Common Stock to be issued by the Company, will be sold as part of the Underwriters' over-allotment option, if the option is exercised (the over-allotment option may only be exercised and the over-allotment shares sold only if all 1,500,000 shares of Common Stock offered hereby are first sold);
(iv) for resale, warrants (the "Underwriters' Warrants"), exercisable to purchase 150,000 shares of Common Stock at a price of 120% of the initial public offering price of the Common Stock in the underwritten offering, to be issued to the Underwriters in connection with the underwritten offering; and
(v) 150,000 shares of Common Stock underlying the Underwriters' Warrants. The shares of Common Stock issued by the Company in its private placements being registered hereby are referred to collectively as the "Selling Securityholders Securities" and the holders thereof as the "Selling Securityholders."

  The complete Prospectus relating to the underwritten offering follows immediately after this Explanatory Note. Following the Prospectus for the underwritten offering are pages of the Prospectus relating solely to the Selling Securityholders Securities, including alternative front and back cover pages and sections entitled "Concurrent Public Offering," "Plan of Distribution," and "Selling Securityholders," to be used in lieu of the sections entitled "Concurrent Offering" and "Underwriting" in the Prospectus relating to the underwritten offering. Certain sections of the Prospectus for the underwritten offering, such as "Use of Proceeds" and "Dilution," will not be used in the Prospectus relating to the Selling Securityholder Securities.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRAION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION, DATED JUNE 12, 1997

PROSPECTUS
                                1,500,000 SHARES

                          GALVESTON'S STEAKHOUSE CORP.
                                  COMMON STOCK
                                ($.01 PAR VALUE)
                                ----------------

     The 1,500,000 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), of Galveston's Steakhouse Corp. (the "Company") offered hereby are being sold by the Company.

     It is currently anticipated that the initial public offering price of the Shares will be approximately $5.50 per share. See "Underwriting" for information regarding factors considered in determining the initial public offering price. Prior to this offering (this "Offering"), there has been no public market for the Common Stock and there can be no assurance that any significant trading market will develop or be sustained. The Company intends to apply to have the Shares approved for quotation on the Nasdaq SmallCap Market ("Nasdaq") under the symbol "GALV".

     The registration statement of which this Prospectus forms a part (the "Registration Statement") also covers the offering for resale by certain securityholders (the "Selling Securityholders") of up to 245,000 shares of Common Stock (the "Selling Securityholders Securities"), 150,000 shares of Common Stock held by two (2) stockholders who are members of management of the Company, which, together with 75,000 shares of Common Stock to be issued by the Company, will be sold as part of the Underwriters' over-allotment option, if the option is exercised, 150,000 warrants (the "Underwriters' Warrants"), exercisable to purchase 150,000 shares of Common Stock at a price of 120% of the initial public offering price of the Common Stock, and the 150,000 shares of Common Stock underlying the Underwriters' Warrants. The Selling Securityholders have agreed not to transfer any of the Selling Securityholder Securities until one (1) year from the effective date of the Registration Statement of which this Prospectus forms a part, without the prior written approval of the Underwriters. The Company will not receive any proceeds from the sale of the Selling Securityholders Securities or over-allotment shares held by the two (2) management stockholders. See "Concurrent Offering" and "Underwriting."

                                ---------------

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. AN INVESTMENT IN THESE SECURITIES SHOULD BE MADE ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. POTENTIAL PURCHASERS SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 5 AND "DILUTION".

                                ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                               Underwriting         Proceeds to
               Price to        Discounts and        Issuer or other
               Public          Commissions(1)       persons(2)
-------------------------------------------------------------------------------

Per Share       $                  $                    $
---------        ---------          ---------            --------
Total(3)        $                  $                    $
                 ---------          ---------            --------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Does not include additional compensation to be received by the Underwriters in the form of (i) a non-accountable expense allowance of 3% of the gross
proceeds of this Offering, or $     per share (for an aggregate amount of
$           , or $      if the over-allotment option described in note


3 below is exercised in full); and (ii) Underwriters' warrants to purchase 150,000 shares of Common Stock to be sold to such Underwriters for nominal consideration. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses of the Offering estimated at $ payable by the Company. See "Use of Proceeds" and "Underwriting."

(3) The Underwriters have been granted 30-day options to purchase up to 75,000 additional shares of Common Stock from the Company and 150,000 additional shares from the two (2) stockholders of the Company, on the same terms set forth above, solely to cover over-allotments, if any. If the Underwriters' over-allotment option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company (exclusive of the 150,000 shares to be sold by the two principal stockholders) will be $
,  $     , $     and $     , respectively.

                                 ---------------

   The Shares are offered by the Underwriters on a "firm commitment" basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of certificates representing the Shares will be made at the offices of Nichols, Safina, Lerner & Co., Inc.,
800 Third Avenue, New York, New York 10022 on or about                      ,
1997.

                                 ---------------

NICHOLS, SAFINA, LERNER                               WILLIAM SCOTT
         & CO., INC.                                       & CO., L.L.C.

                                 ---------------

         The date of this Prospectus is                          , 1997

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE HEREOF.

       THE INSIDE FRONT COVER OF THE PROSPECTUS CONTAINS____ PHOTOGRAPHS.

    The Company currently is not a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result of the offering made hereby, the Company will become subject to the periodic and other informational requirements of the Exchange Act. The Company intends to distribute to its stockholders Annual Reports containing audited financial statements and may distribute quarterly reports as determined by the Board of Directors of the Company. The Company's fiscal year ends December 31.

    This Prospectus may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). The Company desires to avail itself of certain "safe harbor" provisions of the Reform Act and is therefore including this special note to enable the Company to do so. Forward-looking statements in this Prospectus or hereafter included in other publicly available documents filed with the Commission, reports to the Company's stockholders and other publicly available statements issued or released by the Company involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management's best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, risks set forth herein, each of which could adversely affect the Company's business and the accuracy of the forward-looking statements contained herein.

                                 ---------------

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS AND SELLING GROUP MEMBERS (IF ANY) OR THEIR RESPECTIVE AFFILIATES MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M UNDER THE SECURITIES EXCHANGE ACT OF 1934, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

   The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors." Unless otherwise indicated the information presented in this Prospectus assumes that the Underwriters' over-allotment option will not be exercised.

                                   THE COMPANY

   The Company currently owns two (2) steakhouse restaurants and operates two
(2) others in Southern California, which together formerly comprised all of the restaurants known as "Texas Loosey's(R) Chili Parlor & Saloon" ("Texas Loosey's"). The Company first acquired two (2) Texas Loosey's restaurants on August 19, 1996, and is in escrow on a December 30, 1996 agreement to purchase the remaining two (2) Texas Loosey's restaurants. The Company anticipates that escrow will close on these two restaurants in September 1997. The closing of escrow is contingent upon the approval by the California Alcoholic Beverage Control Board ("ABC") for the assumption of liquor licenses and approval from the Small Business Administration ("SBA") for the Company to assume the outstanding notes guaranteed by the SBA and currently in the name of the sellers.

   The Company has converted one of the owned Texas Loosey's restaurants into a Galveston's(R) steakhouse restaurant reminiscent of the late 1950's and early 1960's, with popular rock 'n roll music from that period. Maps of Galveston Island, Route 66 road signs, pictures of James Dean, wild beach saw grass and other Galveston Island and Texas-style motifs decorate the restaurant's casual setting. The Company's Galveston's restaurant offers high quality, reasonably priced, mesquite- grilled steak, fresh fish, hamburgers, chicken and other specialty items to a diverse clientele. The Company intends to convert its other restaurants into Galveston's steakhouses in this same manner. After the other three (3) existing restaurants are remodeled, the Company intends to develop additional Galveston's Steakhouses and to identify and develop new markets. The Company believes that the high quality, moderately priced segment of the restaurant industry presents an opportunity for significant growth. There can be no assurance given, however, that such growth will, in fact, be achieved.

   The Company was incorporated under the laws of the State of Delaware on June 3, 1996 under the name "Texas Loosey's Steakhouse & Saloon, Inc.". The Company changed its name to "Galveston's Steakhouse Corp." on December 19, 1996. Its executive offices are located at 151 E. Alessandro Boulevard, Riverside, California 92508 and its telephone number is (909) 789-7606.

   This Prospectus may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). The Company desires to avail itself of certain "safe harbor" provisions of the Reform Act and is therefore including this special note to enable the Company to do so. Forward-looking statements in this Prospectus or hereafter included in other publicly available documents filed with the Commission, reports to the Company's stockholders and other publicly available statements issued or released by the Company involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management's best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, risks set forth herein, each of which could adversely affect the Company's business and the accuracy of the forward-looking statements contained herein.

                                  THE OFFERING

  Common Stock Offered by the Company............................   1,500,000 shares

  Common Stock Outstanding Before the
    Offering(1)(3)...............................................   1,818,685 shares

  Common Stock to be Outstanding After the
    Offering(2)(3)...............................................   3,318,685 shares

  Proposed Nasdaq SmallCap Symbol................................   "GALV"

  Use of Proceeds................................................   Open up six (6) to eight (8) additional Company-owned
                                                                    restaurants, remodel three (3) of the Company's four (4)
                                                                    existing restaurants (two of which are in escrow), repay
                                                                    the notes payable to the Company's private placement bridge financing investors, repay certain notes payable to the
                                                                    sellers of the Texas Loosey's restaurants, repay other
                                                                    notes payable, reduce accounts payable and accrued expenses, and working capital and general corporate purposes.

  Risk Factors...................................................   The securities offered hereby involve a high degree of
                                                                    risk and immediate and substantial dilution. Investors should purchase the securities offered hereby only if they can afford the loss of their entire investment. See "Risk Factors" and
                                                                    "Dilution."

----------
(1) Includes (i) 54,000 shares of Common Stock issued during the second quarter 1997, related to the receipt of $225,000 in private placement proceeds, (ii) 50,185 shares of Common Stock to be issued upon the effective date of this Offering related to the conversion of $92,000 of convertible notes payable; and (iii) 22,500 shares of Common Stock awarded to certain individuals.

(2) Includes 1,500,000 shares of Common Stock offered hereby.

(3) Excludes 1,000,000 outstanding shares of Series B Convertible Preferred Stock held by Richard M. Lee which are convertible into Common Stock, at the option of the holder, at a conversion price per share equal to 150% of the initial public offering price of the Company's Common Stock, upon the earlier of: (a) the date the Company's net profits equal or exceed $3.5 million or (b) the date which is eight (8) years from the closing date of this Offering.
See  "Description of Securities."


                            SUMMARY OF FINANCIAL DATA

   The following information is qualified by reference to, and should be read in conjunction with, the financial statements and the notes thereto and "Management's Discussion and Analysis or Plan Of Operation" contained elsewhere in this Prospectus. The following information for the year ended December 30, 1995 and the period from December 31, 1995 through August 18, 1996 were those under the ownership and operation of TLC Restaurant Management Corp. ("TLC"). The Company acquired and took over the operation of the two (2) restaurants constituting the Texas Loosey's business from TLC effective August 19, 1996. The Company was incorporated on June 3, 1996. Also, in this Prospectus are unaudited financial statements for the quarter ended March 31, 1997 of the Company, which have been prepared on the same basis as the audited financial statements and in the opinion of management contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. Interim financial information for TLC as of and for the quarter ended March 31, 1996 has not been presented herein because of the prohibitive costs and difficulties to obtain such information and because the March 31, 1996 interim financial statement information would not be comparable to the March 31, 1997 information due to the significant amount of debt incurred by the Company to consummate the acquisition and due to the significant purchase accounting adjustments that resulted therefrom.


STATEMENTS OF EARNINGS DATA:

                                                                                                Unaudited
                                                                                                  1996
                                                                              Unaudited         ----------           Unaudited
                             1995                     1996                      1996             Proforma              1997
                          ----------       ----------------------------      -----------        Galveston's         ------------
                             TLC              TLC          Galveston's       Galveston's           & TLC             Galveston's
   Income                   Year           12-31-95           6-3-96            & TLC             Combined             1-1-97
 Statement                  Ended             to                to             Proforma          Year Ended              to
  Caption                  12-30-95        8-18-96           12-31-96         Adjustments         12-31-96             3-31-97
-----------               ----------      ----------         ---------        -----------         ---------           ----------
Revenues                  $2,063,364      $1,096,262         $ 416,544        $     --          $ 1,512,806            $ 403,942
Restaurant Costs           2,166,209       1,144,538           542,963            40,585(1)       1,728,086              389,843
                          ----------      ----------         ---------        ----------        -----------            ---------
Operating Profit (Loss)     (102,845)        (48,276)         (126,419)          (40,585)          (215,280)              14,099
                          ----------      ----------         ---------        ----------        -----------            ---------
Other Income/(Expenses):
  Interest and financing
    costs                    (11,605)        (10,459)         (271,373)         (167,427)(2)       (449,259)            (134,810)
  General & Administrative  (408,179)       (103,271)         (136,467)             --             (239,738)             (80,342)
  Pre-Opening & Start -Up
    Costs                      --              --             (433,694)             --             (433,694)                --
  Other                        2,110           1,312            25,401           (47,667)(3)        (20,954)              (8,448)
                          ----------      ----------         ---------        ----------        -----------            ---------
                            (417,674)      (112,418)          (816,133)         (215,094)        (1,143,645)            (223,600)

Net Loss                  $ (520,519)     $(160,694)         $(942,552)       $ (255,679)       $(1,358,925)           $(209,501)
                          ----------      ----------         ---------        ----------        -----------            ---------
                          ----------      ----------         ---------        ----------        -----------            ---------
Net Loss per
 Common Share                $(52.05)       $(16.07)           $(0.64)                               $(0.86)              $(0.43)

Weighted average number
  of common shares
  outstanding                 10,000         10,000         1,480,330                             1,588,000              483,167

                                                                                    GALVESTON'S
                                                  Galveston's                      March 31, 1997
                                               December 31, 1996         ------------------------------------
                                                    Actual                  Actual            As Adjusted (4)
BALANCE SHEET DATA                              --------------           -----------       ------------------
                                                                                  (unaudited)
Working Capital                                   $(1,533,104)           $(1,697,554)          $5,272,684
Total Assets                                        1,800,305              1,942,289            9,040,539
Long Term Debt                                        870,000                870,000              870,000
Notes Payable                                       1,469,972              1,813,852            1,941,864
Accumulated Deficit                                  (942,552)            (1,152,053)          (1,380,603)
Stockholders' Equity (Deficit)                       (765,189)              (933,098)           6,037,140

Footnotes to Summary of Financial Data

1. The only pro forma adjustment to restaurant costs is related to depreciation and amortization of fixed assets and leasehold improvements. Had the Company recorded depreciation and amortization expense for a full 12 months, additional expense in the amount of $40,585 would have been recognized.

2. The Company would have incurred an additional $167,427 in interest expense if the debt that was raised at inception (June 3, 1996) through December 31, 1996 had been in existence for a full 12 months.

3. The only pro forma adjustment to other expenses is related to the amortization of intangible assets. Had the Company recorded amortization expense for a full 12 months, additional expense in the amount of $47,667 would have been recognized.

4. Gives effect to (i) net proceeds of $6,902,500 associated with the sale of 1,500,000 shares of the Company's common stock offered hereby, (ii) receipt of $225,000 in private placement proceeds and the associated $29,250 in financing costs, (iii) conversion of $92,000 in convertible notes payable into shares of common stock and the related interest charge of $184,000 associated with this conversion and (iv) $15,300 compensation expense associated with the grant of shares of the Company's Common Stock for services rendered.

                                       5

                                  RISK FACTORS

   THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. AN INVESTMENT IN THESE SECURITIES SHOULD BE MADE ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. IN ADDITION TO THE FACTORS SET FORTH ELSEWHERE IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD GIVE CAREFUL CONSIDERATION TO THE FOLLOWING RISK FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE SECURITIES OFFERED HEREBY.

   THIS PROSPECTUS MAY BE DEEMED TO CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE REFORM ACT. THE COMPANY DESIRES TO AVAIL ITSELF OF CERTAIN "SAFE HARBOR" PROVISIONS OF THE REFORM ACT AND IS THEREFORE INCLUDING THIS SPECIAL NOTE TO ENABLE THE COMPANY TO DO SO. FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS OR HEREAFTER INCLUDED IN OTHER PUBLICLY AVAILABLE DOCUMENTS FILED WITH THE COMMISSION, REPORTS TO THE COMPANY'S STOCKHOLDERS AND OTHER PUBLICLY AVAILABLE STATEMENTS ISSUED OR RELEASED BY THE COMPANY INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE (FINANCIAL OR OPERATING) OR ACHIEVEMENTS TO DIFFER FROM THE FUTURE RESULTS, PERFORMANCE (FINANCIAL OR OPERATING) OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FUTURE RESULTS ARE BASED UPON MANAGEMENT'S BEST ESTIMATES BASED UPON CURRENT CONDITIONS AND THE MOST RECENT RESULTS OF OPERATIONS. THESE RISKS INCLUDE, BUT ARE NOT LIMITED TO, RISKS SET FORTH HEREIN, EACH OF WHICH COULD ADVERSELY AFFECT THE COMPANY'S BUSINESS AND THE ACCURACY OF THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

GOING CONCERN UNCERTAINTY; NO HISTORY OF EARNINGS; ACCUMULATED DEFICIT; WORKING CAPITAL DEFICIT AND STOCKHOLDERS' DEFICIT.

   The Company has suffered substantial losses since inception. For the first quarter of year 1997 ending March 31, 1997, the Company had a net loss of $209,501. As of March 31, 1997, the Company's accumulated deficit totaled $1,152,053. In addition, as of March 31, 1997, the Company had a working capital deficit of $1,697,554. Moreover, as of March 31, 1997, the Company had a stockholders' deficit of $933,098. The financial statements included in this Prospectus have been prepared assuming that the Company will continue as a going concern; however, the financial condition of the Company at December 31, 1996 and at the present time raises substantial doubt about the ability of the Company to continue as a going concern. See "Report of Independent Public Accountants". The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise sufficient capital to meet its needs and its ability to achieve successful operations. There can be no assurance that the Company will be successful in raising sufficient capital to meet its needs and even if the Company does raise additional capital, there can be no assurance that it will achieve successful operations. See "Risk Factors -- Business," "Risk Factors -- Proposed Expansion; Future Restaurant Capital Financing Needs," "Business" and "Financial Statements."

LIMITED OPERATING HISTORY

   The Company was organized on June 3, 1996, and, as such, has a limited operating history on which investors may evaluate the Company's performance. In general, the Company can provide no assurance of the success of its business plan or management's strategies. See "Risk Factors -- Business." In view of its lack of a significant operating history and inexperience, the Company remains vulnerable to a variety of business risks generally associated with start-up companies. The Company will be subject to numerous risks, expenses, problems and difficulties typically encountered in establishing a new business. The Company can provide no assurance that future operating results of existing restaurants or those of future restaurants will be profitable. As stated above, the Company has incurred substantial losses since inception. The Company expects that it will continue to incur losses for approximately the next twelve
(12) months until the number of restaurants owned and operated by the Company increase to between six (6) to eight (8) restaurants and, as such, are sufficient to support its expenses. There can be no assurance, however, that the Company will, in fact, be able to increase the number of restaurants owned and operated by it within such time period. See "Risk Factors -- Restaurant Industry and Competition," "Business -- Expansion," -- Marketing," and "-- Competition."

NEED FOR ADDITIONAL WORKING CAPITAL

   The Company has incurred substantial operating losses since commencing operations in June 1996. There can be no assurance if or when the Company will achieve profitability. The Company anticipates that its capital resources, including the net proceeds from this Offering, will be adequate to satisfy its capital requirements for at least twelve (12) months following completion of the Offering. There can be no assurance, however, that the Company's cash requirements during this period will not exceed its available resources. See "Use of Proceeds" and "Management's Discussion and Analysis or Plan of Operation -- Liquidity and Capital Resources." During the next twelve (12) months, the Company intends to remodel three (3) of its existing restaurants and expand through acquisition and enhancement of additional existing steakhouses, which remodeling and expansion will require the expenditure of significant working capital. The Company's future capital requirements will depend upon many factors, including the Company's ability to operate its own stores successfully, as well as market developments and cash flow from operations. In the event that the net proceeds of this Offering and cash generated from operations are insufficient to fund the Company's activities, the Company will be required to raise additional funds through bank or other borrowings, or equity or debt financings. There can be no assurance that additional financing, if required, will be available at all or in amounts or on terms acceptable to the Company. In addition, any equity financing could result in dilution to the Company's existing stockholders. Failure to obtain additional working capital in a timely manner or on acceptable terms could have a material adverse effect on the Company, its operations, financial results and prospects. See
"Business," "Management's Discussion and Analysis or Plan of Operation -- Liquidity and Capital Resources" and the Financial Statements of the Company included elsewhere herein.

EFFECT OF POSSIBLE DEFAULT UNDER THE ASSET PURCHASE AGREEMENT.

   Pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement") with TLC, Better Business Security, Inc., River Diego Investment Corp. and
Ron Walton ("Walton") (collectively, the "TL Sellers"), on August 19, 1996, the Company acquired two (2) restaurants known as "Texas Loosey's Chili
Parlor & Saloon" for a purchase price of $1.52 million, with the cash portion of such purchase price being $275,000 and the remainder of such purchase price being payable in the form of two promissory notes in the amounts of $375,000 (the "First TL Note") and $870,000 (the "Second TL Note"), respectively, secured by the assets acquired by the Company. The First TL Note was originally due on the earlier of: February 19, 1997, being the date which was six months following the closing date of the acquisition of the Texas Loosey's restaurants (the "Six Month Date") or the date that the Company filed a registration statement with the Commission for an initial public offering of its securities. Pursuant to an Extension Agreement, dated March 24, 1997, the due date for the First TL Note has since been extended to August 19, 1997. The First TL Note bears interest at the rate of ten percent (10%) per annum from August 19, 1996 through February 19, 1997 and at the rate of fifteen percent (15%) per annum from February 19, 1997 through August 19, 1997. The Second TL Note bears interest at the rate of eight percent (8%) per annum from August
19, 1996. Commencing February 19, 1997 interest only payments of $6,032 are due monthly for one year. Commencing February 19, 1998 through July 19, 2001, principal and interest payments of $10,978 are due monthly. The remaining principal balance is due via a balloon payment on August 19, 2001. See "Business -- Purchase of Texas Loosey's Restaurants."

   As secured creditors, the TL Sellers would have the right to foreclose on the assets of the Company comprising the two acquired restaurants if the Company defaulted on the payment of either promissory note. The Company intends to repay the First TL Note with the proceeds of this Offering. See "Use of Proceeds."

BUSINESS

     The Company's business plan and prospects are dependent upon, among other things, the availability of suitable future restaurant sites, timely development and construction of restaurants, the hiring of skilled management and other personnel, the ability of the Company to successfully manage growth (including monitoring its restaurants, controlling costs, and maintaining effective quality controls), and the availability of adequate financing. The Company has no significant experience in developing or operating restaurants or effectuating restaurant expansion, and the lack of success or closing of any restaurants developed or acquired by the Company (and in the case of the closing of a restaurant, any continuing lease obligations or the resulting loss of the Company's construction development costs), could have a material adverse effect upon the Company. There can be no assurance that the Company will be able to successfully implement its business plan or that unanticipated expenses, problems or difficulties will not result in material delays in its implementation. See "Business."

GOVERNMENT REGULATION

   The Company's restaurant operations are subject to numerous national and local, health, sanitation, employment, safety and franchising regulations and standards, as well as local authorities and local zoning, building code and land-use regulations. There can be no assurance that the Company will be able, for financial reasons or otherwise, to comply with any laws or regulations or that amendments to existing laws and regulations or new laws and regulations will not be enacted in the future that could require the Company to alter methods of operations in the future at costs that could be substantial. In addition, each restaurant must obtain appropriate licenses from regulatory authorities allowing it to sell liquor, beer and wine, and each restaurant has food service licenses from local health authorities. Each restaurant's liquor license must be renewed annually and may be revoked at any time for cause. Failure to comply with any such laws or regulations, or the loss of the Company's liquor licenses, or inability to obtain any of the same, would likely have a material adverse effect on the Company. In California, there is a set number of alcoholic beverage licenses available, but there is an active market through which new licenses can be obtained at the then-applicable market price. The failure to receive or retain, or a delay in obtaining, a liquor license in a particular location could adversely affect the Company's ability to obtain such a license elsewhere. See "Business -- Government Regulation."

GEOGRAPHIC CONCENTRATION IN CALIFORNIA; RESTAURANT BASE

   All of the four (4) existing restaurants owned and/or operated by the Company are located in Southern California. Accordingly, the restaurants are susceptible to fluctuations in their business caused by adverse economic or other conditions in that region of the United States, including natural disasters or other acts of God. California has only recently begun to recover from an economic recession. Each restaurant represents a significant investment and long-term commitment which limits the Company's ability to respond quickly or effectively to changes in local competitive conditions or other changes that could affect the Company's operations. In addition, the Company has a small number of restaurants relative to its competitors. Consequently, a decline in the profitability of an existing restaurant or the introduction of an unsuccessful new restaurant could have a more significant effect on the combined restaurants' results of operations than would be the case in a company with a larger number of restaurants.

PROPOSED EXPANSION; FUTURE RESTAURANT CAPITAL FINANCING NEEDS

   Although the Company intends to pursue a strategy of aggressive growth and will seek to increase significantly the number of Company-owned restaurants, the Company has limited experience in effectuating rapid restaurant expansion or in managing a large number of restaurants or restaurants which are geographically dispersed. The Company's proposed expansion may over-burden the Company's personnel and financial resources. The Company's proposed expansion will depend on, among other things, market acceptance for the Company's Galveston's steakhouse concept, the availability at a reasonable cost of suitable restaurant sites, timely development and construction of restaurants, the hiring of skilled management and other personnel, the general ability to successfully manage growth (including monitoring restaurants, controlling costs and maintaining effective quality controls) and the availability of adequate financing. There can be no assurance that the Company will be successful in its proposed expansion. In view of the currently small restaurant base, the closing of any single Company restaurant could have an adverse effect upon the Company. The Company does not currently intend to expand its operations through the sale of franchises. See "Business -- Expansion."

   The Company's ability to achieve its expansion plans will depend on a variety of factors, many of which may be beyond the Company's control, including but not limited to the Company's ability to identify suitable restaurant sites, negotiate acceptable lease or purchase terms, obtain required governmental approvals, construct new restaurants in a timely manner, attract, train and retain qualified and experienced personnel and management, operate its restaurants profitably and obtain additional capital, as well as the general economic conditions and degree of competition in the particular region of expansion. The Company may experience delays in restaurant openings, including delays caused by the remodeling of acquired restaurants, which may result in lost revenues during periods of restaurant closures. The
Company will incur substantial costs in opening each new Company-owned restaurant, and new restaurants experience fluctuating operational levels for some time after opening. Should the Company's results of operations or its rate of growth fail to be adequate to finance expansion or should costs of capital expenditures rise, the Company may not have the ability to open new restaurants at its desired pace or at all, and could be required to seek additional financing in the future. There can be no assurance that the Company will be able to raise such capital when needed on satisfactory terms or at all. In addition, there can be no assurance that the Company will successfully expand or that the Company's existing or new restaurants will be profitable. The Company expects to encounter intense competition for restaurant sites, and may have difficulty buying or leasing desirable sites on terms that are acceptable to the Company. In many cases, the Company's competitors may be willing and able to pay more than the Company for sites. The Company expects these difficulties with regard to obtaining desirable sites to continue for the foreseeable future. See "-- Restaurant Industry and Competition," "Use of Proceeds," "Business -- Expansion Strategy," and "-- Competition."

RESTAURANT INDUSTRY AND COMPETITION

   The restaurant industry is highly competitive. Key competitive factors in the industry include the quality and value of the food products offered, quality of service, price, dining experience, restaurant locations and the ambiance of facilities. The Company's competitors include various mid-price, full-service casual dining restaurants. The Company will compete with national and regional chains, as well as individually owned restaurants. The number of steakhouse restaurants with operations generally similar to the concept planned by the Company has grown substantially in the last several years, and the Company believes competition among such restaurants is increasing. As the Company's competitors expand operations in various geographic areas, competition, including competition among steakhouse restaurants with concepts similar to the Company's, can be expected to intensify. Such increased competition could increase the Company's operating costs or adversely affect its revenues. Many of the Company's competitors have been in existence longer than the Company, have a more established market presence and have substantially greater financial, marketing and other resources than the Company, which may give them certain competitive advantages. The restaurant industry is affected by changes in consumer tastes, national, regional and local economic conditions and demographic trends. The Company's success will be dependent on acceptance of the "Galveston's" concept. Consumer trends can shift rapidly. There can be no assurance that the Company's restaurants will match trends in consumer tastes. The performance of individual restaurants may be affected by factors such as traffic patterns, demographic considerations and the type, number and location of competing restaurants. Changes in economic conditions affecting the Company's future customers could reduce traffic in some or all of the Company's restaurants or impose practical limits on pricing, either of which could have a material adverse effect on the profitability of the Company. In addition, the restaurant industry has few non-economic barriers to entry. There can be no assurance that third parties will not be able to successfully imitate and implement the Company's concept. See "Business."

COST SENSITIVITY

   The Company's profitability is highly sensitive to increases in food, labor and other operating costs. The Company's restaurants' dependence on frequent deliveries of fresh food supplies subject them to the risk that shortages or interruptions in supply caused by adverse weather or other conditions could materially and adversely affect the availability, quality and cost of ingredients. In addition, unfavorable trends or developments concerning factors such as inflation, food, labor and employee benefit costs (including increases in hourly wage and minimum unemployment tax rates), rent increases resulting from the rent escalation provisions in the various restaurants' leases, and the availability of experienced management and hourly employees may also adversely affect the Company. The Company believes recent favorable inflation rates and part-time labor supplies in its principal market area have contributed to relatively stable food and labor costs in recent years. However, there can be no assurance that these conditions will continue or that the Company will have the ability to control costs in the future. See "Business."

CONTROL BY PRINCIPAL STOCKHOLDERS

   Prior to the Offering, the management of the Company beneficially owned 50.0% of the outstanding shares of Common Stock of the Company and 67.7% of the combined stockholder voting power of the Company, including all 1,000,000 outstanding shares of the Company's Series B Convertible Preferred Stock, which carries rights to vote with the Common Stock as one class on a one vote-per-share basis. After the Offering, such management will beneficially own 27.4% of the outstanding shares of Common Stock of the Company and 44.2% of the combined stockholder voting power of the Company. Accordingly, after the Offering, management will continue to have control over the outcome of all matters submitted to the stockholders for approval, including the election of the Company's board of directors. As a result, the stockholders of the Company possess little practical ability to remove management or effect the operations or business of the Company. See "Principal Stockholders" and "Description of Securities."

NO DIVIDENDS ON COMMON STOCK

   The Company has never paid any dividends on its Common Stock and does not expect to declare or pay any cash dividends for the foreseeable future. It is anticipated that earnings, if any, will be used in the Company's operations and to finance the expansion of its business. See "Dividend Policy" and "Management's Discussion, Analysis or Plan of Operation -- Liquidity and Capital Resources" and "Business -- Plan of Operations."

DEPENDENCE UPON KEY AND OTHER PERSONNEL

  The success of the Company will be largely dependent on the efforts of certain key personnel of the Company, including Richard M. Lee, its Chairman and Chief Executive Officer and Hiram J. Woo, its President, Secretary and Chief
Financial Officer. On June 3, 1996, the Company entered into a three-year employment contract with each of Messrs. Lee and Woo. See "Certain Transactions -- Employment Agreements." The loss of the services of either of Mr. Lee or Mr. Woo would have a material adverse effect on the Company, and the Company does not maintain any key-man life insurance. Additionally, in order to implement its business plan, the Company will be dependent upon its ability to hire experienced financial, marketing, and restaurant management personnel. There can be no assurance that the Company will be able to hire additional experienced personnel. The inability to hire and retain additional experienced personnel could have a material adverse effect on the Company. The Company will also be dependent on its ability to hire and train restaurant managers and hourly employees from the local labor pool who are able to operate the Company's restaurants in conformity with the required standards of service and efficiency. The unavailability of an adequate number of qualified local managers and hourly employees could have an adverse effect on the Company. See "Business -- Restaurant Operations and Management" and "Management --
Employment Agreements."

BENEFITS TO RELATED PARTIES

   A portion of the proceeds of this Offering may be used to pay the salaries of the Company's executive officers and directors' fees, to the extent that cash flow, if any, is not sufficient to fund these expenses. See "Management -- Employment Agreements" and "Principal Stockholders." In addition, 150,000 shares of Common Stock held by two (2) existing stockholders who are members of management of the Company, together with 75,000 shares of Common Stock to be issued by the Company, will be sold as part of the Underwriters' over-allotment option, if the option is exercised. See "Underwriting."

AUTHORIZATION OF PREFERRED STOCK

   The Company's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of "blank check" preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. As of the date of this Prospectus, 1,000,000 shares of Series B Convertible Preferred Stock of the Company (the "Series B Preferred") are outstanding, all of which are owned by Richard M. Lee, the Company's Chairman and Chief Executive Officer. The Series B Preferred carries voting rights along with the Common Stock on a one-vote-per-share basis. The preferred stock can be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of the Company. See "Description of Securities -- Preferred Stock."

SHARES ELIGIBLE FOR FUTURE SALE

   Upon completion of the Offering, the Company will have outstanding an aggregate of 3,318,685 shares of Common Stock, which includes the 1,500,000 shares offered hereby. See "Underwriting." Upon completion of the Offering, the 1,500,000 shares issued in the Offering will be freely transferable without restriction under the Securities Act (excluding any Shares purchased in the Offering by any person who is or thereby becomes an "affiliate" of the Company). All of the 1,818,685 shares of Common Stock outstanding immediately prior to the Offering were issued without registration under the Securities
Act and are "restricted securities" as that term is defined in Rule 144 under the Securities Act.

   Of the 1,818,685 shares of Common Stock outstanding immediately prior to the Offering, 245,000 shares (the "Selling Securityholders Securities") are being registered for resale pursuant to the Registration Statement of which this Prospectus forms a part. So long as such shares remain subject to an effective registration statement, and following any sale pursuant thereto, such shares will be freely transferable without restriction under the Securities Act (subject to the contractual restrictions that the holders thereof may not sell, transfer, assign, pledge or hypothecate their shares until one (1) year after the effective date of the Registration Statement of which this Prospectus forms a part) without the prior written consent of the Underwriters. See "Underwriting" and "Concurrent Offering." The remaining 1,573,685 shares of Common Stock outstanding prior to this Offering are "restricted securities." Messrs. Lee and Woo have agreed not to sell, transfer, assign, pledge or hypothecate any securities of the Company owned by them until two (2) years after the effective date of the Registration Statement of which this Prospectus forms a part, without the prior written consent of the Underwriters.

   The Company is unable to predict the effect that sales of the Selling Securityholders Securities, the Underwriter's Warrants or the shares underlying such Underwriters' Warrants or sales under Rule 144 may have on the then prevailing market price of the Common Stock, but such sales may have a substantial depressing effect on such market price. The 1,573,685 shares of Common Stock that will be "restricted securities" immediately subsequent to the Offering will become eligible for sale at various times beginning 90 days after the date of this Prospectus. See "Shares Eligible for Future Sale."

NO PRIOR PUBLIC MARKET FOR THE COMMON STOCK; POSSIBLE VOLATILITY OF STOCK PRICE

   Prior to this Offering there has been no public market for the Company's Common Stock and there can be no assurance that an active public trading market for the Company's Common Stock will develop or be sustained. The absence of an active trading market would adversely affect the liquidity of the Common Stock and, consequently purchasers of Shares in the Offering could experience substantial difficulty in selling these securities. The initial public offering price has been determined by negotiation between the Company and the Underwriters and may not bear any relationship to the market price for the Common Stock subsequent to the Offering. See "-- Arbitrary Offering Price" and "Underwriting." In addition, the trading price for the Common Stock may be highly volatile and could be subject to significant fluctuations in response to variations in the Company's quarterly operating results, general conditions in the food service industry or the general economy, and other factors. In addition, the stock market is subject to price and volume fluctuations affecting the market price for public companies generally, or within broad industry groups, which fluctuations may be unrelated to the operating results or other circumstances of a particular company. Such fluctuations may adversely affect the liquidity of the Common Stock, as well as the price that holders may achieve for their shares upon any future sale.

UNDERWRITERS' INFLUENCE ON THE MARKET

  A significant number of shares of Common Stock offered hereby may be sold to customers of the Underwriters. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Underwriters. Although they have no obligation to do so, the Underwriters intend to make a market in the Common Stock and may otherwise effect transactions in such securities. If they participate in such market, the Underwriters may exert a dominating influence on the market, if one develops, for the Common Stock. Such market-making activity may be discontinued at any time. Moreover, if the Underwriters exercise the Underwriters' Warrants, they may be required under the Exchange Act to temporarily suspend market-making activities. The price and liquidity of the Common Stock may be significantly affected by the degree, if any, of the Underwriters' participation in such market. See "UNDERWRITING."

CONTINUED NASDAQ LISTING; POTENTIAL ADVERSE EFFECTS OF DELISTING

  While the Company's Common Stock meets the current Nasdaq listing requirements and expected to be initially included on Nasdaq, there can be no assurance that the Company will meet the criteria for continued listing. Continued inclusion on Nasdaq generally requires that (i) the Company maintain at least $2,000,000 in total assets and $1,000,000 in capital and surplus, (ii) the minimum bid price of the Common Stock be $1.00 per share, (iii) there be at least 200,000 shares in the public float valued at $1,000,000 or more, (iv) the Common Stock have at least two active market makers and (v) the Common Stock be held by at least 400 holders. If the Company is unable to satisfy Nasdaq's maintenance requirements, its Common Stock may be delisted from Nasdaq. In addition, Nasdaq has the right to review and reverse a decision to list a security on the Nasdaq SmallCap Market before or after the completion of an offering. In the event of any such delisting, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD") and it could be more difficult to obtain quotations of the market price of the Company's Common Stock. Consequently, the liquidity of the Company's Common Stock could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company.

   The Nasdaq Stock Market, Inc. has proposed a rule change which, if adopted, would impose substantially more stringent criteria for the initial and continued listing of securities on The Nasdaq SmallCap Market. The proposed new rules provide that, for initial listing on The Nasdaq SmallCap Market, a company would need to have, among other things, (i) either net tangible assets (i.e., net of goodwill) of $4,000,000, a market capitalization of $50,000,000 or net income for two of the last three fiscal years of $750,000, (ii) a minimum market value of public float of $5,000,000, (iii) a minimum bid price of $4 per share, and (iv) either one year of operating history or a market capitalization of $50,000,000. The Company believes that it meets the requirements for initial listing under this proposal. For continued listing on The Nasdaq SmallCap Market, a company would need to have, among other things,
(i) either net tangible assets of $2,000,000, a market capitalization of $35,000,000, or net income for two of the last three fiscal years of $500,000 and (ii) a minimum market value of public float of $1,000,000. Additionally, for both initial listing and continued listing on The Nasdaq SmallCap market, companies would be required to have at least two independent directors, and an Audit Committee, a majority of the members of which would need to be independent directors.

   If the Company's Common Stock were delisted from Nasdaq, it could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers that sell such Common Stock to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses). For transactions covered by such a rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's Common Stock and may adversely affect the ability of purchasers in the Offering to sell in the secondary market any of the Common Stock acquired.

   Commission regulations define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

   The foregoing required penny stock restrictions will not apply to the Company's Common Stock if the Common Stock is listed on Nasdaq and has certain price and volume information provided on a current and continuing basis or meets certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's Common Stock will qualify for exemption from these restrictions. In any event, even if the Company's Common Stock was exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's Common Stock were subject to the rules on penny stocks, the market liquidity for the Company's Common Stock could be severely adversely affected.

SUBSTANTIAL DILUTION; DISPROPORTIONATE RISK OF LOSS

   Based on the anticipated initial public offering price of $5.50 per share, purchasers of the Shares offered hereby will incur immediate dilution in the net tangible book value from the Offering price of $3.93 per share. The Company's current stockholders acquired their equity investments at an average per share cost substantially less than the initial public offering price. Accordingly, purchasers in the Offering will bear a disproportionate portion of losses incurred by the Company in the future. See "Dilution."

ARBITRARY OFFERING PRICE

   The initial public offering price of the Common Stock has been determined by negotiation between the Company and the Underwriters. See "Underwriting." Such price will not necessarily relate to the Company's asset value, earnings, net worth, financial condition or any other established criteria of value and should not be regarded as an indication of the actual value or future market price of the Common Stock.

DISCRETION IN USE OF PROCEEDS DESIGNATED FOR WORKING CAPITAL

   The Company will have broad discretion with respect to the application of approximately $850,000 or 12.3%, of the net proceeds of this Offering. While such funds are to be applied for working capital and general corporate purposes in furtherance of the Company's business, investors will be reliant on management as to the specific application of these amounts. See "Use of Proceeds."


                                    DILUTION

   At March 31, 1997 the Company had a negative net tangible book value of $1,894,132 or approximately ($1.12) per share. The pro forma negative net tangible book value of the Company as of March 31, 1997 was $1,826,394 or approximately ($1.00) per share, assuming (i) that the conversion of $92,000 of convertible notes payable (and issuance of 50,185 shares of the Company's Common Stock), which will occur on the effective date of this Offering and (ii) the issuance of additional debt in the amount of $225,000 in connection with a private placement (and related issuance of 54,000 shares of the Company's Common Stock), which occurred subsequent to March 31, 1997, and (iii) the issuance of 22,500 shares of the Company's Common Stock awarded by grant to certain individuals, which occurred subsequent to March 31, 1997, had occurred as of that date. "Net tangible book value" per share is equal to the tangible assets of the Company, reduced by total liabilities, divided by the number of shares of Common Stock outstanding. Assuming the sale by the Company of the 1,500,000 shares of Common Stock offered hereby
(less underwriting discounts and offering expenses, but before application of the net proceeds therefrom), the pro forma net tangible book value of the Company at such date would have been approximately $5,076,106 or $1.53 per share. This represents an immediate increase in net tangible book value per share of $2.53 to existing owners of the Common Stock and an immediate dilution in net tangible book value per share of $3.97 to purchasers of Common Stock in this Offering.

         The following table illustrates this per share dilution:
         Initial public offering price...........................................                    $ 5.50
         Pro forma net tangible book value per share before offering.............         $(1.00)
         Increase in net tangible book value per share attributable
           to new investors......................................................         $ 2.53
                                                                                          ------
         Pro forma net tangible book value per share after offering..............                    $ 1.53
                                                                                                     ------
         Dilution to new investors...............................................                    $ 3.97
                                                                                                     ------
                                                                                                     ------

   The following table summarizes, as of March 31, 1997, the difference between the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per common share paid by the existing stockholders and the price per common share paid by the new investors (before deducting the underwriting discounts and estimated offering expenses):

                                                                                                    Average
                                               Shares Purchased         Total Consideration        Price Per
                                             --------------------       --------------------       ---------
                                             Number       Percent       Amount       Percent         Share
                                             -------      -------       ------       -------       ---------
Present stockholders (1)................    1,768,500      53.3%       $  222,943        2.6%          .13
Exercise of convertible debt............       50,185       1.5%           92,000        1.1%        $1.83
Purchasers of shares in this Offering...    1,500,000      45.2%       $8,250,000       96.3%        $5.50
           Total........................    3,318,685     100.0%       $8,564,943        100%

(1) Includes (i) 54,000 shares of common stock issued during the second quarter 1997, related to receipt of $225,000 in private placement proceeds and (ii) 22,500 shares of common stock awarded via grant to certain individuals.

                                       13

                                 USE OF PROCEEDS

   The Company intends to apply the net proceeds from this Offering, estimated to be $6,902,500 ($7,261,375 if the Underwriters' over-allotment option is exercised in full), to open six (6) to eight (8) additional Company-owned restaurants ($3,652,500), remodel three (3) of the Company's four (4) existing restaurants ($300,000), repay the notes payable to the Company's private placement bridge financing investors due upon consummation of this Offering bearing interest at eight percent (8%) per annum ($1,500,000), repay certain notes payable to the sellers of the Texas Loosey's restaurants due upon consummation of this Offering bearing interest at eleven percent (11%) per annum ($375,000), repay other notes payable ($122,000) due upon consummation of this Offering, of which $25,000 bears interest at eight percent (8%) per annum, $37,000 bears interest at ten percent (10% per annum, and $60,000 bears interest at fourteen percent (14%) per annum, reduce accrued interest expense ($103,000), and for working capital and general corporate purposes ($850,000). The proceeds from the Company's various notes payable were used by the Company to acquire, enhance and operate its restaurants. See "Description of Securities."

   The Company anticipates, based on current plans and assumptions relating to its operations, that the proceeds of this Offering, together with existing resources and cash generated from operations will be sufficient to satisfy the Company's contemplated cash requirements for at least the 12-month period subsequent to completion of the Offering. There can be no assurance, however, that the Company's cash requirements during this period will not exceed its available resources. See "Risk Factors -- Need for Additional Working Capital."

   The allocation of the net proceeds of this Offering set forth above represents the Company's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and the Company's future revenues and expenditures. If any of these factors changes, the Company may find it necessary or advisable to reallocate some of the proceeds within the above-described categories or to use a portion thereof for other purposes. See "Risk Factors -- Discretion in Use of Proceeds Designated for Working Capital."

   Proceeds not immediately required for the purposes described above will be invested in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade short-term, interest bearing instruments.

   Any additional proceeds received upon exercise of the Underwriters' over-allotment option will be added to working capital. There can be no assurance that the Underwriters' over-allotment option will be exercised. The Company will not derive any proceeds from sales of the Selling Securityholders Securities or the sale of 150,000 shares of Common Stock in the over-allotment option by two stockholders who are members of management. See "Concurrent Offering."

                                 CAPITALIZATION

   The following table sets forth the actual capitalization of the Company at March 31, 1997, as adjusted to give effect to the sale of the Common Stock offered hereby, and application of the net proceeds of the Offering as set forth at "Use of Proceeds", exercise of $92,000 of convertible notes payable, receipt of $225,000 in private placement proceeds and issuance of common stock therefrom, and shares of common stock awarded via grant to certain individuals. This table should be read in conjunction with the Financial Statements and the Notes thereto included elsewhere in this Prospectus.


                                                              March 31, 1997
                                                        ----------------------------
                                                           Actual     As Adjusted(1)
                                                                (unaudited)
Long-term debt . ....................................   $   870,000    $   870,000
Preferred Stock, $.001 par value, 5,000,000 shares
authorized; Series B Convertible Preferred Stock,
1,000,000 shares issued and outstanding (actual
and as adjusted) ....................................   $     1,000    $     1,000
Common Stock, $.01 par value, 10,000,000 shares
authorized, 1,692,000 shares issued and outstanding,
actual: 3,318,685 shares outstanding, as
adjusted (1)(2)......................................   $    16,920    $    33,187
Paid-in capital .....................................   $   201,035    $ 7,383,556
Retained earnings (deficit) (3)......................   $(1,152,053)   $(1,380,603)
Total common stock, non-redeemable preferred
stock and other stockholders' equity (deficit).......   $  (933,098)   $ 6,037,140
     Total capitalization............................   $   (63,098)   $ 6,907,140
                                                        -----------    -----------
                                                        -----------    -----------

-------------------
(1) Gives effect to the sale of 1,500,000 shares of Common Stock in this Offering, net of expenses, and the application of the estimated net proceeds therefrom.

(2) Includes (i) 54,000 shares of common stock issued during the second quarter 1997, related to receipt of $225,000 in private placement proceeds
(ii) 50,185 shares of common stock to be issued upon the effective date of this Offering related to the conversion of $92,000 of convertible notes payable and
(iii) 22,500 shares of common stock awarded via grant to certain individuals.

(3) Includes expense charges of (i) $184,000 of interest related to conversion of $92,000 of convertible notes payable (ii) $29,250 in financing commissions related to receipt of $225,000 in private placement proceeds and
(iii) $15,300 of compensation expense for Common Stock awarded via grant to certain individuals.

                                 DIVIDEND POLICY

    The Company has not paid any cash or other dividends on its Common Stock since its inception and does not anticipate paying any such dividends in the foreseeable future. The Company intends to retain any earnings for use in the Company's operations and to finance the expansion of its business. See "Risk Factors - No Dividends."

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

   THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS. THE DISCUSSION OF RESULTS, CAUSES AND TRENDS SHOULD NOT BE CONSTRUED TO IMPLY ANY CONCLUSION THAT SUCH RESULTS OR TRENDS WILL NECESSARILY CONTINUE IN THE FUTURE.

OVERVIEW

   The Company currently owns and operates two (2) steakhouse restaurants in Southern California and manages two others that are in escrow to be purchased, which together formerly comprised all of the restaurants known as "Texas Loosey's Chili Parlor & Saloon." The Company first acquired two (2) Texas Loosey's restaurants on August 19, 1996, and has entered escrow on December 30, 1996 to purchase the remaining two (2) Texas Loosey's restaurants. The Company anticipates that escrow will close on these two restaurants in September 1997. The closing of escrow is contingent upon the approval by the ABC for the assumption of liquor licenses and approval from the SBA for the Company to assume the outstanding notes guaranteed by the SBA and currently in the name of the sellers.

   The Company has converted one of the owned Texas Loosey's restaurants into a Galveston's steakhouse restaurant reminiscent of the late 1950's and early 1960's, with popular rock 'n roll music from that period. The Company's Galveston's restaurant offers high quality, reasonably priced, mesquite-grilled steak, fresh fish, hamburgers, chicken and other specialty items to a diverse clientele. The Company intends to convert its other restaurants into Galveston's steakhouses in this same manner. After the other three (3) existing restaurants are remodeled, the Company intends to develop additional Galveston's steakhouses and to identify and develop new markets.

   The Company believes that the high quality, moderately priced segment of the restaurant industry presents an opportunity for significant growth. There can be no assurance given, however, that such growth will, in fact, be achieved.

   Set forth below is certain selected historical operating results for the fiscal year ended December 30, 1995 and for the period from December 31, 1995 through August 18, 1996 for TLC Restaurant Management Corp. (the prior owner of the first two (2) Texas Loosey's restaurants acquired by the Company) ("TLC") and operating results for the Company from inception (June 3,
1996) through December 31, 1996 and for the quarter ended March 31, 1997. Prior to the Company's August 19, 1996 acquisition of these two (2) restaurants, the restaurants experienced a substantial decline in revenues. The Company believes that this decline in revenues was largely attributable to the absentee management of the restaurants during the months preceding their acquisition.
The prior owner ceased, among other things, all advertising for the restaurants and generally allowed the restaurants to operate with limited supervision, funds or direction. As a result, patronage at the restaurants naturally declined. It should be noted, however, that the Company's business concept is not to replicate or resuscitate the Texas Loosey's theme but rather to convert these acquired restaurants into Galveston's steakhouse restaurants.
A second contributing factor to the decline in revenues for this period was a fire which occurred at one of the restaurant units shortly after the August 19, 1996 acquisition date, closing the restaurant for a period of three (3) months, and resulting in a loss of revenues for that period.

RESULTS OF OPERATIONS

    The following table sets forth certain selected historical operating results for the fiscal year ended December 30, 1995, and for the period from December 31, 1995 through August 18, 1996 for TLC operating results for the Company from inception (June 3, 1996) through December 31, 1996 and for the quarter ended March 31, 1997 as a percentage of revenues.

STATEMENTS OF EARNINGS DATA (on a % basis):
                                                                                                               Unaudited
                              1995                                     1996                                       1997
                      ----------------------      ----------------------------------------------------   -------------------------
                          TLC          TLC            TLC         TLC        Galveston's   Galveston's   Galveston's   Galveston's
   Income                Year         Year          12/31/95    12/31/95        6/3/96        6/3/96        1/1/97        1/1/97
 Statement              Ended        Ended            to           to             to            to            to            to
  Caption             12/30/95      12/30/95        8/18/96      8/18/96       12/31/96      12/31/96       3/31/97       3/31/97
------------         ----------     --------      ----------     --------     -----------    --------     -----------    --------
Revenues             $2,063,364      100.0%       $1,096,262      100.0%       $ 416,544      100.0%       $ 403,942      100.0%

Restaurant Costs      2,166,209      105.0%        1,144,538      104.4%         542,963      130.3%         389,843       96.5%
                     ----------      ------       ----------      ------       ---------      ------       ---------      ------
Operating Profit
  (Loss)               (102,845)      (5.0%)         (48,276)      (4.4%)       (126,419)     (30.3%)         14,099        3.5%
                     ----------      ------       ----------      ------       ---------      ------       ---------      ------
Other Income/
 (Expenses):
  Interest and
    Financing Costs     (11,605)      (0.6%)         (10,459)      (1.0%)       (271,373)     (65.1%)       (134,810)     (33.4%)

  General &
   Administrative      (408,179)     (19.8%)        (103,271)      (9.4%)       (136,467)     (32.8%)        (80,342)     (19.9%)

  Pre-Opening &
    Start -Up
    Costs                 --           --              --           --          (433,694)    (104.1%)          --           --

  Other                   2,110        0.1%            1,312        0.1%          25,401        6.1%          (8,448)      (2.1%)
                     ----------      ------       ----------      ------       ---------      ------       ---------      ------
                       (417,674)     (20.3%)        (112,418)     (10.3%)       (816,133)    (195.9%)       (223,600)     (55.4%)

Net Loss               (520,519)     (25.3%)        (160,694)     (14.7%)       (942,552)    (226.2%)       (209,501)     (51.9%)
                     ==========      ======       ==========      ======       =========      ======       =========      ======

                                       16

YEAR ENDED DECEMBER 30, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1996

REVENUES
   The Company acquired its first two (2) Texas Loosey's restaurants on August 19, 1996. Gross revenues for these restaurants for the fiscal period beginning on January 1, 1996 (i.e, pre-dating the Company's acquisition) and ending on December 31, 1996, were $1,512,806 (which represents gross revenues of $1,096,262 prior to the acquisition and gross revenues of $416,544 subsequent to the acquisition). Gross revenues declined by $550,550 or 26.7% from 1995 during which gross revenues were $2,063,364. As noted above, the Company believes that this decline in revenues was largely attributable to the absentee management of the Texas Loosey's restaurants during the months preceding their acquisition. A second contributing factor to the decline in revenues for this period was a fire which occurred at one of the restaurant units shortly after the August 19, 1996 acquisition date, closing the restaurant for a period of three (3) months, and resulting in a loss of revenues for that period.

RESTAURANT COSTS
   The percentage of operating expenses to revenue in 1996 increased over 1995 by 6.6%, or $99,240. The Company believes that the operating expenses increased as a percentage of revenue due to an inefficient use of basic labor during the period of revenue decline under prior management, coupled with the loss of revenue (without an offsetting deduction in operating expenses) during the rebuilding of the restaurant unit after the fire described above.

OTHER INCOME/(EXPENSES)
   The Company incurred non-recurring pre-operating and start-up costs in connection with its acquisition of the first two (2) Texas Loosey's restaurants. These costs amounted to $433,694 and represent 104.1% of gross revenues for the period from inception (June 3, 1996) through December 31, 1996. This amount included significant costs such as pre-opening, training and organizational staffing; consulting, legal, and other professional fees, incorporation and escrow fees; and travel and relocation expenses for management personnel.

     The Company believes that the general and administrative expenses for the period preceding this acquisition are unique to the previous owner of the restaurants. Specifically, the general and administrative expenses for the year ended December 30, 1995 ($408,179) and the period ended August 18, 1996 ($103,271) for TLC include corporate salaries and other corporate expenses that, in current management's opinion, are not reflective of the necessary costs to operate and manage the restaurants and is in excess of what the Company has and expects to incur for general and administrative expenses. The Company's general and administrative expenses for the period from inception (June 3, 1996) through December 31, 1996 were $136,467 and include $70,000 of auditing fees for the Company and the predecessor business acquired from TLC Restaurant Management Corp. The Company's general and administrative expenses for the period from inception (June 3, 1996) through December 31, 1996, do not include any salary compensation for the Company's Chief Executive Officer or its President. Both of these individuals have agreed to waive their salary compensation that would be earned up to the successful completion of this Offering. Had these individuals taken a salary for the period from inception (June 3, 1996) through December 31, 1996, the Company's general and administrative expenses would have increased by approximately $55,000 to approximately $191,000.

     Interest and financing costs for the period from inception (June 3, 1996) through December 31, 1996 for the Company increased significantly over prior periods due to the debt incurred to transact the acquisition of the first two
(2)  restaurants and to fund operations.

QUARTER ENDED MARCH 31, 1997

     Interim financial information for TLC, the predecessor business, as of and for the quarter ended March 31, 1996 has not been presented herein because of the prohibitive costs and difficulties to obtain such information and because the March 31, 1996 interim financial statement information would not be comparable to the March 31, 1997 information due to the significant amount of debt incurred by the Company to consummate the acquisition and due to the significant purchase accounting adjustments that resulted therefrom.

   EARNINGS FROM OPERATIONS. The data for the first quarter of 1997 showed an operating profit of $14,099 for the period, which represented 3.5% of the period's gross revenues of $403,942. The Company's general and administrative expenses for the quarter were $80,342 which included salaries for senior management personnel, which personnel have been employed in anticipation of the Company's future growth, rather than as personnel necessary to oversee the Company's current operations. However, the Company's general and administrative expenses for the quarter ended March 31, 1997, do not include any salary compensation for the Company's Chief Executive Officer or its President. Both of these individuals have agreed to waive their salary compensation that would be earned up to the successful completion of this Offering. Had these individuals taken a salary for the quarter ended March 31, 1997, the Company's general and administrative expenses would have increased by approximately $24,000 to approximately $104,000.

LIQUIDITY AND CAPITAL RESOURCES

   The Company requires significant capital to fund its working capital needs and its planned expansion. Revenues are not yet sufficient to support the Company's operating expenses and are not expected to reach such levels during the next twelve (12) months. Cash used by operating activities for the period following the Company's acquisition of the first two (2) Texas Loosey's restaurants was $791,314 for the period ended December 31, 1996 and $269,587 in the first quarter of 1997. Cash and cash equivalents at March 31, 1997 aggregated $79,338 and the Company had a working capital deficit of $1,697,554.

   The aggregate amount of accounts payable and accrued expenses was $191,535 at March 31, 1997. It is the Company's policy to pay its vendors within 30 days (unless alternative payment terms are available on advantageous terms).

   Since its formation on June 3, 1996, the Company has funded its operations and capital expenditures primarily through capital contributions from private placements of its equity securities and by utilizing vendor credit.

   The Company's independent certified public accountants issued a going concern opinion with regard to the most recent audited financial statements based in part upon an operating loss of $942,552 for the period from inception (June 3, 1996) through December 31, 1996, an accumulated deficit of $942,552 and a working capital deficit of $1,533,104 at December 31, 1996. These factors raise substantial doubt about the Company's ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon its ability to generate sufficient cash flows from operations and financing activities and achieving successful operations. Management's plans to address the foregoing included and include the following:

   1. The closing of this Offering with anticipated net proceeds of approximately $6,902,500, a portion of which will be used to satisfy certain outstanding obligations of the Company. See "Use of Proceeds".

   2. An increase in revenues by substantially increasing the number of Company-owned restaurants.

   The Company believes that the increase in capital obtained in this Offering will enhance the Company's potential for a transition to profitable operations in the future.

   The Company believes that these plans can be effectively implemented in the next twelve months. There can be no assurance, however, that the Company will be successful in these endeavors. The Company's ability to continue as a going concern is dependent on the implementation and success of these plans. The financial statements do not include any adjustments in the event the Company is unable to continue as a going concern.

                           NEW ACCOUNTING STANDARDS

   In October 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123). This standard, if fully adopted, changes the methods of accounting for employee stock-based compensation plans to the fair value based method. For stock options, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option, the volatility of the underlying stock (not applicable for private entities), expected dividends and the risk-free interest rate over the expected life of the option. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period. The adopotion of the accounting methodology of SFAS No. 123 is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB No. 25; however, pro forma disclosures as if the Company adopted the cost recognition requirements under SFAS No. 123 are required to be presented if the effect is material to the financial statements. The effects of applying SFAS No. 123 to the Company's option grants in 1996 is immaterial to the Company's net loss and net loss per share.

   The FASB has issued SFAS No. 128, "Earnings per Share". This statement is effective for both interim and annual reporting periods ending after December 15, 1997. SFAS No. 128 replaces primary earnings per share (EPS) with basic EPS and fully diluted EPS with diluted EPS. Basic EPS is computed by dividing reported earnings by the weighted average number of shares outstanding. Diluted EPS is computed in the same way as fully diluted EPS, except that the calculation now uses the average share price for the reporting period to compute dilution from options under the treasury stock method. The Company will adopt the new standard in its reporting for the year ended December 31, 1997. Management does not believe that the adoption of this standard will have a significant impact on EPS.

  The FASB has also issued SFAS No. 129, "Disclosure of Information about Capital Structure". This statement is effective for annual reporting periods ending after December 15, 1997. SFAS No. 129 continues the existing requirements to disclose the pertinent rights and privileges of all securities other than ordinary common stock but expands the number of companies subject to portions of its requirements. The Company will adopt the new standard in its reporting for the year ended December 31, 1997. The adoption of this statement will have no effect on the financial statements.


                                    BUSINESS
BACKGROUND

   The Company currently owns and operates two (2) steakhouse restaurants and manages two (2) others that it is in escrow to purchase in Southern
California, which together formerly comprised all of the restaurants known as "Texas Loosey's Chili Parlor & Saloon." The Company first acquired two
(2) Texas Loosey's restaurants on August 19, 1996, and has entered escrow on December 30, 1996 to purchase the remaining two (2) Texas Loosey's restaurants. The Company anticipates that escrow will close on these two restaurants in September 1997. The closing of escrow is contingent upon the approval by the ABC for the assumption of liquor licenses and approval from the SBA for the Company to assume the outstanding notes guaranteed by the SBA and currently in the name of the sellers.

   The Company has converted one of the Texas Loosey's restaurants into a Galveston's steakhouse restaurant reminiscent of the late 1950's and early 1960's, with popular rock 'n roll music from that period. Maps of Galveston Island, Route 66 road signs, pictures of James Dean, wild beach saw grass and other Galveston Island and Texas-style motifs decorate the restaurant's casual setting. The Company's Galveston's restaurant offers high quality, reasonably priced, mesquite- grilled steak, fresh fish, hamburgers, chicken and other specialty items to a diverse clientele. The Company intends to convert its other restaurants into Galveston's steakhouses in this same manner. After the other three (3) existing restaurants are remodeled, the Company intends to develop additional Galveston's steakhouses and to identify and develop new markets. The Company believes that the high quality, moderately priced segment of the restaurant industry presents an opportunity for significant growth. There can be no assurance given, however, that such growth will, in fact, be achieved.

RESTAURANT CONCEPT

  The Company will seek to position its restaurants as "destination restaurants" that attract loyal clientele. By its use of the term "destination restaurants," the Company means that it will seek to establish its restaurants as the primary destination of its clientele, rather than a destination or activity ancillary to another activity, such as shopping or site-seeing. The Company also intends to emphasize the steakhouse aspect of its restaurants, including changing the name of the restaurants from "Texas Loosey's Chili Parlor & Saloon" to "Galveston's Steakhouse." The Company intends to focus on a Galveston's Island steakhouse concept that features Texas artifacts with late 1950's and early 1960's music intended to capitalize on popular themes. The restaurants' decor will include weathered wood panels, wall murals depicting Galveston Island themes and other Texas memorabilia, all of which is intended to help establish a distinct identity for the restaurants. Galveston's will serve USDA choice-graded steaks, hand-cut fresh daily at each restaurant and mesquite-grilled to order. Portions will be deliberately generous and full liquor and bar service will be available.

CORPORATE STRATEGY

   The Company believes that excellence in operations, quality of food and service, ambiance, location and price-value relationship are keys to success in the restaurant industry. The Company intends to differentiate its restaurants by emphasizing the following strategic elements:

         * Positioning in the moderately-priced, high-quality, full service, steakhouse segment of the restaurant industry.

         * The association with nostalgia, early rock 'n roll and Texas themes.

         *         Generous portions offered at moderate prices.

         *         High-quality and attentive service.

         * Consistent high-quality products through careful ingredient selection, food preparation and aging of steaks.

EXPANSION

  Following the closing of this Offering, the Company plans to remodel the three
(3) Texas Loosey's restaurants that have not yet been remodeled to reflect the Company's Galveston's steakhouse concept. The Company expects that future acquired restaurants will also reflect the new Galveston's steakhouse identity.

  The Company intends to direct its initial expansion efforts primarily on the West Coast of the United States to areas away from tourist or major metropolitan centers. The Company plans to target smaller cities in lower density areas where a new theme restaurant is a major attraction. The Company believes that, demographically, the target market for this initial expansion strategy has a minimum population of 25,000 people within a 4.5 mile radius and an average annual household income between $14,000 and $57,000. The Company currently intends to expand solely through the acquisition and development of additional Company-owned restaurants.

MENU

  The Galveston's menu features a selection of high-quality, specially seasoned char-grilled steaks, fresh fish, hamburgers, and mesquite chicken.
A complete meal would include a choice of side dishes, including baked potato, baked sweet potato, french fries and steamed vegetables. The menu will also include appetizers and desserts, together with a full bar service. Alcoholic beverage service accounted for approximately thirty six and one-half percent (36 1/2%) of the first two (2) acquired Texas Loosey's restaurants' net sales during 1996.

SITE SELECTION AND CONSTRUCTION

  The Company considers the location of each restaurant to be critical to its long-term success and management intends to devote significant effort to the investigation and evaluation of potential sites. The site selection process will focus on regional and trade area demographics, target population density, household income and educational levels and traffic patterns, as well as specific site characteristics such as visibility, accessibility, traffic volume and the availability of adequate parking. The Company also intends to review potential competition and customer activity at other restaurants operating in the area.

  The Company anticipates that the cost of opening each new Galveston's steakhouse will range from $600,000 to $800,000 for the build-out of a brand-new facility and from $350,000 to $530,000 for the conversion of an existing restaurant, which includes leasehold improvements, furniture, fixture, equipment, food and beverage inventory and other pre-opening expenses. There can be no assurance given, however, that the Company's costs of opening additional Galveston's steakhouses will not exceed the foregoing estimates.

RESTAURANT SIZE

  The Company's restaurants currently average approximately 4,500 to 5,800 square feet and include a dining area with seating for approximately 210 customers at between 35 and 55 tables. The bar is located adjacent to the dining room primarily to accommodate customers waiting for dining tables and up to approximately 30 additional diners at between six and nine tables. The Company anticipates that future Galveston's steakhouses will, on average, be of similar size.

MARKETING

  The Company believes that Galveston's steakhouses will be well positioned as "destination steakhouse restaurants" that focus on the moderately-priced, high-quality, full service, casual dining market segments. The Company intends to rely principally on its commitment to customer service, excellent price-value relationship and the "Galveston Island" ambiance of its restaurants to attract and retain customers. Accordingly, the Company intends to focus its resources on seeking to provide customers with superior service, value and an exciting and vibrant atmosphere.

  The Company's restaurants currently rely on positive word-of-mouth and in-store promotions to generate consumer interest. However, as the number of restaurants expand, the Company intends to utilize advertising to promote its restaurants and build customer awareness, including but not limited to print, direct-mail and radio advertising, and to conduct some local restaurant promotions. To create additional Galveston's name recognition and customer identification, the Company may sell Galveston's T-shirts, hats, steak sauces and other items bearing the Galveston's name and logo.

  A portion of the Company's external marketing effort is expected to consist of attracting customers through the use of free-standing inserts ("FSIs"). FSIs contain descriptive information regarding the restaurants and would be distributed by direct mail and through newspapers. In addition, the Company may initiate a "business-to-business" program under which it would mail promotions to local businesses for distribution to their employees. In addition, each restaurant would periodically co-sponsor fund-raising events for local charitable and other community organizations.

  For each new restaurant, the Company intends to conduct a pre-opening awareness program beginning approximately two to three weeks prior to, and ending four to six weeks after, the opening of a restaurant. The Company anticipates that a given program typically would include special promotions, site signs, sponsorship of a fund-raising event for a local charity to establish ties to local community leaders and increase awareness of the new restaurant, and pre-opening trial operations, to which the family and friends of new employees would be invited.

RESTAURANT OPERATIONS AND MANAGEMENT

  The Company plans to maintain quality and consistency in its restaurants through the careful hiring, training and supervision of personnel and the establishment of standards relating to food and beverage preparation, maintenance of facilities and conduct of personnel. See "Risk Factors -- Dependence on Key and Other Personnel."

  The Company plans to maintain financial and accounting controls for each of its restaurants through the use of centralized accounting and management information systems. Sales information would be collected semi-weekly from each restaurant, and restaurant managers would be provided with weekly and monthly operating statements for their locations. In addition, the Company intends that all of the sales information would be available via network or other "on-line" service, and the Company would be able to inspect each restaurant's sales data at any time, unannounced. Most of the Company's restaurants are expected to be open daily from 11:00 a.m. to 11:00 p.m. weekdays and until 12:00 p.m. on weekends. The bar would customarily remain open for an additional hour.

  The management team for a typical Galveston's restaurant is expected to consist of one general manager, two assistant managers and a kitchen manager. Each restaurant also would be expected to employ a staff consisting of approximately 50 to 70 hourly employees, many of whom work part-time. Typically, each general manager would report directly to a district manager who, in turn, would report to the Company's vice president of regional operations. As the number of Galveston's steakhouses expands, the Company anticipates having one district manager for every five restaurants. Restaurant managers (and, if a franchise program is instituted, franchisees) would complete an extensive training program during which they would be instructed in areas including food quality and preparation, customer satisfaction, alcoholic beverage service, governmental regulations compliance, liquor liability management and employee relations. Restaurant managers would also be provided with an operations manual relating to food and beverage preparation, all areas of restaurant management and compliance with governmental regulations. Working in concert with the individual restaurant managers, the Company's senior management would define operations and performance objectives for each restaurant and monitor implementation. Senior management would regularly visit various Galveston's restaurants and meet with the respective management teams to ensure compliance with the Company's strategies and standards of quality in all respects of restaurant operations and personnel development.

  Each new restaurant employee of the Company would participate in a training program during which the employee works under the close supervision of a restaurant manager, or an experienced key employee. Management would continuously solicit employee feedback concerning restaurant operations and strive to be responsive to the employees' concerns.

PURCHASING

  The Company intends to negotiate directly with suppliers for food and beverage products to ensure consistent quality and freshness of products and to obtain competitive prices. Food and supplies would be shipped directly to the restaurants, although invoices for purchases would be sent to the Company for payment. The Company's emphasis on first-quality food will require frequent deliveries of fresh food supplies. Because of the need for freshness of products, the Company does not intend to maintain a central product warehouse or commissary. See "Risk Factors -- Cost Sensitivity."

COMPETITION

  Competition in the restaurant industry is increasingly intense. The Company will compete with other moderate to mid-priced, full service restaurants primarily on the basis of quality of food and service, ambiance, location and price-value relationship. The Company will also compete with a number of other restaurants within its markets, including both locally-owned restaurants and regional or national chains. The Company believes that its "Galveston's Island" concept, attractive price-value relationship and quality of food and service will enable it to differentiate itself from its competitors. While the Company believes that its restaurants are distinctive in design and operating concept, it is aware of restaurants that operate with similar concepts, such as the Lonestar and Outback steakhouses. The Company will also compete with other restaurants and retail establishments for sites. Many of the Company's competitors are well-established in the mid-priced dining segment and certain competitors have substantially greater financial, marketing and other resources than the Company. The Company believes that its ability to compete effectively will continue to depend upon its ability to offer high-quality, moderately priced food in a full service, distinctive dining environment. See "Risk Factors -- Restaurant Industry and Competition."

GOVERNMENT REGULATION

  The Company's restaurants are subject to numerous federal, state and local laws affecting health, sanitation and safety standards, as well as to state and local licensing regulation of the sale of alcoholic beverages. Each restaurant currently has appropriate licenses from regulatory authorities allowing it to sell liquor, beer and wine, and each restaurant has food service licenses from local health authorities. The Company is required to renew these licenses annually. In addition, those licenses may be suspended or revoked at any time for cause, including violation by the Company or its employees of any law or regulation pertaining to alcoholic beverage control, such as those regulating the minimum age of patrons or employees, advertising, wholesale purchasing and inventory control. The failure of the Company to obtain or retain liquor or food service licenses would likely have a material adverse effect on its operations. See "Risk Factors -- Government Regulation." In order to reduce this risk, each of the Company's restaurants is expected to be operated in accordance with standardized procedures designed to assure compliance with all applicable codes and regulations. Difficulties in obtaining or failures to obtain the required licenses or approvals could delay or prevent the development of a new restaurant in a particular area. In California, there is a set number of alcoholic beverage licenses available, but there is an active market through which new licenses can be obtained at the then-applicable market price. The failure to receive or retain, or a delay in obtaining, a liquor license in a particular location could adversely affect the Company's ability to obtain such a license elsewhere.

  The Company will be subject, as the Company expands, in certain states to "dram-shop" statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. The Company expects to carry liquor liability coverage as part of its comprehensive general liability insurance.

  The Company's future restaurant operations will also be subject to federal and state minimum wage laws governing such matters as working conditions, overtime and tip credits and other employee matters. Significant numbers of the Company's food service and preparation personnel will be paid at rates related to the federal minimum wage. Government-imposed increases in minimum wages, paid leaves of absence and mandated health benefits, or increased tax reporting and tax payment requirements for employees who receive gratuities, could be detrimental to the economic viability of the Galveston's restaurants.

  The development and construction of additional restaurants will be subject to compliance with applicable zoning, land use and environmental regulations. Management is not aware of any environmental regulations that have had a material effect on the Company or the Texas Loosey's restaurants to date.

  The Federal Americans With Disabilities Act (the "Disabilities Act") prohibits discrimination on the basis of disability in public accommodations and employment. The Company intends to ensure that its restaurants will be in full compliance with the Disabilities Act, and the Company intends to review plans and specifications and make periodic inspections to ensure continued compliance. The Company's current restaurants are designed to be accessible to the disabled. The Company believes that it is in substantial compliance with all current applicable regulations relating to restaurant accommodations for the disabled. The Company does not anticipate that such compliance will require the Company to expend substantial funds.

EMPLOYEES

  At March 31, 1997, the Company employed approximately 135 individuals, of which 14 occupy executive or managerial positions, approximately 119 hold non-managerial restaurant-related positions and the balance occupy clerical and office positions. None of the Company's employees is covered by a collective bargaining agreement. The Company considers its relations with its employees to be good and has not experienced any interruption of operations due to labor disputes.

PROPERTIES AND LEASES

  All of the existing restaurants are situated on leased property.
These leases mature at various dates through 2004. The owned restaurants are as follows: The Fullerton facility consists of 8,285 square feet at a rent of $8,300 per month and the Torrance facility consists of 6,000 square feet at a rent of $7,093 per month. The restaurants to be purchased are as follows: The Riverside facility consists of 5,500 square feet at a rent of $7,069 per month; the Norco facility consists of 4,260 square feet at a rent of $6,177 per month. The Company expects that future restaurants will be developed on leased property, but it may also develop future restaurants on property owned by the Company or any to-be-formed subsidiaries.

   The Company's executive offices are located at its Riverside facility at 151
E. Alessandro Boulevard, Riverside, California. The Company believes that there is sufficient office space available at favorable leasing terms in the Orange County, California area to satisfy the additional needs of the Company that may result from future expansion.

LEGAL PROCEEDINGS

  The Company is not involved in any legal proceedings.

PURCHASE OF TEXAS LOOSEY'S RESTAURANTS

  On August 19, 1996, the Company acquired two (2) restaurants known as "Texas Loosey's Chili Parlor & Saloon" for a purchase price of $1.52 million, pursuant to the Asset Purchase Agreement. The cash portion of such purchase price was $275,000 and the remainder of the purchase price was paid in the form of the First TL Note and the Second TL Note, secured by the assets acquired by the Company. The First TL Note was originally due on the earlier of: February 19, 1997, being the date which was six months following the closing date of the acquisition of the Texas Loosey's restaurants (the "Six Month Date") or the date that the Company filed a registration statement with the Commission for an initial public offering of its securities. Pursuant to an Extension Agreement, dated March 24, 1997, the due date for the First TL Note has since been extended to August 19, 1997. The First TL Note bears interest at the rate of ten percent (10%) per annum from August 19, 1996 through February 19, 1997 and at the rate of fifteen percent (15%) per annum from February 19, 1997 through August 19, 1997. The Second TL Note bears interest at the rate of eight percent (8%) per annum from August 19, 1996. Commencing February 19, 1997, interest only payments of $6,032 are due monthly for one year. Commencing February 19, 1998 through July 19, 2001, monthly principal and interest payments of $10,978 are due. The remaining principal balance is due via a balloon payment on August 19, 2001.

  As secured creditors, the TL Sellers would have the right to foreclose on such assets if the Company defaulted on the payment of either promissory note. See "Risk Factors - Effect of Possible Default Under the Asset Purchase Agreement." In addition, pending the Company's payment of the First TL Note from the proceeds of this Offering, the liquor licenses for the restaurants are being held in escrow.

  Under the Asset Purchase Agreement, the Company entered into a consulting agreement with Walton (the "Consulting Agreement"). The Consulting Agreement provides that Walton will render consulting services for a period of approximately two (2) years in connection with the management, marketing, development and expansion of the business and operations of the restaurants through consultation with the officers and employees of the Company as the Company's Chief Executive Officer or President may reasonably request.
In consideration for such consulting services, the Company will pay
Walton $95,000 each year.

  On December 30, 1996, the Company agreed to enter into escrow an agreement to acquire substantially all of the assets of two Texas Loosey's restaurants in Norco, California and Riverside, California, respectively, from the franchisee of the restaurants for a purchase price of $563,177, excluding inventory and escrow costs. A cash payment of $77,835 was paid into escrow and the balance paid by various notes and credits. The Company anticipated that escrow will close on these two restaurants in September, 1997. The closing of escrow is contingent upon the approval by the ABC for the assumption of liquor licenses and approval from the SBA for the Company to assume the outstanding notes guaranteed by the SBA and currently in the name of the Sellers.


                                 MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY PERSONNEL

The current directors, executive officers and key personnel of the Company are as follows:


NAME                       AGE      POSITION

MR. RICHARD M. LEE         31       CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

MR. HIRAM J. WOO           62       PRESIDENT, SECRETARY, CHIEF FINANCIAL OFFICER, DIRECTOR

MR. MICHAEL R. DUNMIRE     31       SENIOR OPERATIONS OFFICER

MS. REBECCA L. ROTMAN      26       SENIOR TRAINING OFFICER


  MR. RICHARD M. LEE has been the Chairman of the Board and Chief Executive Officer of the Company since its inception. Mr. Lee began his business career upon graduating high school at the age of 16, founding his first company with a total of $3,500 of seed capital. By the age of 22, Mr. Lee was recognized as a "young-millionaire" entrepreneur by the University of Southern California. In addition, Mr. Lee was one of the youngest inductees into the Young Presidents Organization of America. Mr. Lee has been featured in numerous industry, local and national media publications. He was featured as a model entrepreneur in the university textbook, Contemporary Business (Dryden Press: 1990). From 1982 to 1990, Mr. Lee was the founder and President of Audio-Chamber International, Inc. based in Orange County, California, a manufacturer of high-fidelity mobile sound systems. In 1990, Mr. Lee sold Audio-Chamber International, Inc. to actively invest in real estate and securities. From 1991 to 1992, Mr. Lee co-founded and co-managed Aristotle Investments Ltd. as its chief strategist for investments in franchise restaurant acquisitions. From 1992 to 1995, Mr. Lee was the co-founder and Chairman/CEO of China Coast Foods, Inc., a company formed to explore opportunities in the food industry in the Peoples Republic of China. Mr. Lee has also been involved with and invested in franchised restaurants, including, for example, Domino's Pizza Restaurants and Popeyes Fried Chicken.

  MR. HIRAM J. WOO has been the President, Secretary and a director of the Company since its inception. Since 1976, he has owned and operated Hiram J. Woo Accountancy Corporation, a San Francisco-based accounting firm with numerous restaurateurs among his clients. Over the past 14 years, Mr. Woo has actively invested in, owned or reorganized and restructured various restaurants, ranging from large-scale casual dining establishments to night clubs to bar and grill operations. In 1980, Mr. Woo founded and has since managed Regal Financial Development Corporation ("RFDC"), a real estate development and planning firm based in San Francisco. In the past 14 years, RFDC has managed over $300 million of real estate development projects in the Western United States. Mr. Woo has owned and operated several large-scale restaurants in the San Francisco area. Mr. Woo is active among the local Chinese community and has served as a director of two Chinese-American financial institutions and several business organizations. Mr. Woo is a Certified Public Accountant. Mr. Woo is a past director of the Chinese Resources Development Center of San Francisco, a past president of Park Presidio Optimist Club, and a member of the San Francisco, Fairfield and Vacaville Chambers of Commerce.

  MR. MICHAEL R. DUNMIRE has been the Company's Senior Operations Officer since October 15, 1996. He has substantial experience during the past five years in training and developing kitchen and other restaurant staff, and is responsible for overseeing all operations at the Company's restaurants. Mr. Dunmire began his career in the restaurant business in 1982 as a busboy, and worked his way up through the ranks as a dishwasher, server, head cook, kitchen manager and general manager. From December 1992 to December 1993, he was a Kitchen Manager/General Manager at Garfield's Restaurant & Pub, in Nashville, Tennessee. From December 1993 to April 1994, Mr. Dunmire was the General Manager of Garfield's Restaurant & Pub in Laredo, Texas. In April 1994, Mr. Dunmire co-founded Out Yonder Catfish House in Yeoman, Indiana, and as General Manager created the theme and identity for the restaurant and was responsible for overseeing all restaurant operations. In July 1995, Mr. Dunmire sold his interest in Out Yonder and joined the Lonestar Steakhouse & Saloon restaurant chain as a Service Manager at its Lafeyette, Indiana location where he was responsible for training and supervising all service staff. In December 1995, he took over as Kitchen Manager of Lonestar's New Orleans, Louisiana location where he was responsible for training the kitchen personnel and controlling all costs, budgets and profit and loss projections at the restaurant.

  MS. REBECCA L. ROTMAN has been the Company's Senior Training Officer since October 15 , 1996. She has had substantial experience during the past five years in the training of restaurant service staff. Ms. Rotman began her career in the restaurant business in February 1991 as a member of the service staff for the Lonestar Steakhouse & Saloon restaurant chain in Asheville, North Carolina. Ms. Rotman eventually became a Corporate Trainer, at which time she assisted in opening some of the first twenty (20) Lonestar restaurants. In February 1992, she took over as the Service Manager of Lonestar's Ft. Myers, Florida location. From August 1993 through December 1995, Ms. Rotman was a Training Manager for Lonestar's new store openings, in which capacity she trained the service staff of over twenty (20) Lonestar steakhouses. In that capacity, she was responsible for creating and implementing training manuals, policies and procedures for the opened locations. From January 1996 to September 1996, Ms. Rotman was the Senior Manager of Lonestar's New Orleans, Louisiana location.

BOARD OF DIRECTORS

  Directors are elected at the annual meeting of the Company's stockholders to hold office until the next annual meeting and until their successors are elected and qualified. Officers serve at the discretion of the Board. Directors may receive such compensation for their services as is fixed from time to time by resolution of the Board.

DIRECTORS' COMPENSATION

  Directors of the Company currently receive no compensation for their service as such.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

  As permitted pursuant to the corporate law of the State of Delaware, the Company's state of incorporation, the Certificate of Incorporation and By-Laws require that the Company indemnify its directors and officers against certain liabilities and expenses incurred in their service in such capacities to the fullest extent permitted by applicable law. These provisions would provide indemnification for liabilities arising under the federal securities laws to the extent that such indemnification is found to be enforceable under, and to be in accordance with applicable law. Additionally, the Company intends to enter into an indemnity agreement with each director which generally provides that directors are indemnified with respect to actions taken in good faith. Furthermore, the personal liability of the directors is limited as provided in the Company's Certificate of Incorporation.

OMNIBUS STOCK PLAN

  In January 1997, the Company adopted the Galveston's Steakhouse Omnibus
Stock Plan (the "Plan") to promote the long-term growth and profitability of the Company by (i) providing key directors, officers and employees of the Company and its subsidiaries with incentives to improve stockholder value and contribute to the growth and financial success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. As described more fully below, the Plan provides for grants of options to purchase specified numbers of shares of Common Stock at predetermined prices.

  THE FOLLOWING DISCUSSION REPRESENTS ONLY A SUMMARY OF CERTAIN OF THE PLAN TERMS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE PLAN, A COPY OF WHICH HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART.

  Shares Available; Maximum Awards; Participants. A total of 400,000 shares of the Company's Common Stock has been reserved for issuance upon exercise of options granted pursuant to the Plan. The Plan allows the Company to grant options to employees, officers and directors of the Company and its subsidiaries; provided that only employees of the Company and its subsidiaries may receive incentive stock options under the Plan. The Company has not granted, and prior to completion of the Offering does not expect to grant, any options under the Plan.

  Stock Option Features. Under the Plan, options to purchase the Company's Common Stock may take the form of incentive stock options ("ISOs") under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options ("NQSOs"). As required by Section 422 of the Code, the aggregate fair market value (as defined in the Plan) of shares of Common Stock (determined as of the date of grant of the ISO) with respect to which ISOs granted to an employee are exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to NQSOs.

  Initially, each option will be exercisable over a period, determined by the Board of Directors or the Compensation Committee of the Board of Directors of the Company, in its discretion, of up to ten years from the date of grant. Options may be exercisable during the option period at such time, in such amounts, and in accordance with such terms and conditions and subject to such restrictions as are determined by the Board or the Compensation Committee and set forth in option agreements evidencing the grant of such options; provided that no option may be exercisable less than six months from its date of grant.

  The exercise price of options granted pursuant to the Plan is determined by the Board or the Compensation Committee, in its discretion; provided that the exercise price of an ISO may not be less than 100% of the fair market value (as defined in the Plan) of the shares of the Company Common Stock on the date of grant. The exercise price of options granted pursuant to the Plan is subject to adjustment as provided in the Plan to reflect stock dividends, splits, other recapitalizations or reclassifications or changes in the market value of the Company Common Stock. In addition, the Plan provides that, in the event of a proposed change in control of the Company (as defined in the Plan), the Board or the Compensation Committee is to take such actions as it deems appropriate to effectuate the purposes of the Plan and to protect the grantees of options, which action may include (i) acceleration or change of the exercise dates of any option; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any option; and
(iii) in any case where equity securities other than Common Stock are proposed to be delivered in exchange for or with respect to Common Stock, arrangements providing that any option shall become one or more options with respect to such other equity securities. Further, in the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in the Plan or any grant agreement pursuant thereto (i) each grantee shall have the right to exercise his option at any time up to ten days prior to the effective date of such liquidation and dissolution; and (ii) the Board or the Compensation Committee may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any option that is so canceled or surrendered at any time up to ten days prior to the effective date of such liquidation and dissolution. The Board or the Compensation Committee also may establish a different period (and different conditions) for such exercise, cancellation, or surrender to avoid subjecting the grantee to liability under Section 16(b) of the Exchange Act.

  The shares purchased upon the exercise of an option are to be paid for by the optionee in cash or cash equivalents acceptable to the Compensation Committee. In addition, the Plan provides for broker-assisted cashless exercises in the discretion of the Compensation Committee.

  Except as permitted pursuant to Rule 16b-3 under the Exchange Act, and in any event in the case of an ISO, an option is not transferable except by will or the laws of descent and distribution. In no case may the options be exercised later than the expiration date specified in the option agreement.

  Plan Administration. The Plan will be administered by the Board of Directors or a Compensation Committee of the Board of Directors in accordance with the provisions of Rule 16b-3.

  The Compensation Committee will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of awards and the terms and provisions relating to the exercise of the awards. The Compensation Committee may interpret the Plan and may at any time adopt such rules and regulations for the Plan as it deems advisable. The Board of Directors may at any time amend or terminate the Plan and change its terms and conditions, except that, without stockholder approval, no such amendment may (i) materially increase the maximum number of shares as to which awards may be granted under the Plan; (ii) materially increase the benefits accruing to Plan participants; or (iii) materially change the requirements as to eligibility for participation in the Plan.

  Accounting Effects. Under current accounting rules, neither the grant of options at an exercise price not less than the current fair market value of the underlying Common Stock, nor the exercise of options under the Plan, is expected to result in any charge to the earnings of the Company.

  Certain Federal Income Tax Consequences. The following is a brief summary of certain Federal income tax aspects of awards under the Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

               Incentive Stock Options. An optionee will not realize taxable income upon the grant of an ISO. In addition, an optionee will not realize taxable income upon the exercise of an ISO, provided that such exercise occurs no later than three months after the optionee's termination of employment with the Company (one year in the event of a termination on account of disability). However, an optionee's alternative minimum taxable income will be increased by the amount that the fair market value of the shares acquired upon exercise of an ISO, generally determined as of the date of exercise, exceeds the exercise price of the option. If an optionee sells the shares of Common Stock acquired upon exercise of an ISO, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the shares is qualifying if made more than two years after the date the ISO was granted and more than one year after the date the ISO was exercised. If the disposition of the shares is qualifying, any excess of the sale price of the shares over the exercise price of the ISO would be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is not qualifying, i.e., a disqualifying disposition, the excess of the fair market value of the shares on the date the ISO was exercised over the exercise price would be compensation income taxable to the optionee at the time of the disposition, and any excess of the sale price of the shares over the fair market value of the shares on the date the ISO was exercised would be capital gain.

               Unless an optionee engages in a disqualifying disposition, the
             Company will not be entitled to a deduction with respect to an ISO. However, if an optionee engages in a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the optionee.

               Nonqualified Stock Options. An optionee will not realize
             taxable income upon the grant of an NQSO. However, when the optionee exercises the NQSO, the difference between the exercise price of the NQSO and the fair market value of the shares acquired upon exercise of the NQSO on the date of exercise is compensation income taxable to the optionee. The Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the optionee.

EXECUTIVE COMPENSATION

The following table sets forth the cash and other compensation paid from the Company's inception in June 1996 through December 31, 1996.

                                                    SUMMARY COMPENSATION TABLE


                                                                            Long Term
                                                    Annual Compensation     Compensation
                                                                            Securities
                                                              Other Annual  Underlying       All Other
Name and Principal Position     Year    Salary($)  Bonus ($)  Compensation  Options (#)      Compensation
---------------------------    -----    ---------  ---------  ------------  ------------     -------------
Richard M. Lee, Chairman       1996       - 0 -      - 0 -        - 0 -      82,500(1)         - 0 -
  and Chief Executive Officer

-------------------------------------
(1) Represents non-plan options granted to Mr. Lee in connection with his Employment Agreement.  See "MANAGEMENT - Employment
    Agreements."


                                           OPTION GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)

                                                 Percent of Total
                                                 Options Granted         Exercise
                         Number Securities       to Employees in         or Base             Expiration
Name                     Underlying Option(#)    Fiscal Year             Price ($/Sh)        Date
----                     --------------------    -----------------       ------------        -----------
Richard M. Lee           82,500(1)               36.7%                   $1.00               N/A

Hiram J. Woo             82,500(1)               36.7%                   $1.00               N/A

Michael Dunmire          35,000(1)               15.5%                   $5.50               N/A

Rebecca L. Rotman        25,000(1)               11.1%                   $5.50               N/A

------------------------------------
(1) Represents non-plan options granted to the employees in connection with their respective Employment Agreements.
    See "MANAGEMENT - Employment Agreements".


            AGGREGATED OPTION EXERCISES IN LAST FISCAL-YEAR AND FISCAL-YEAR END OPTION VALUES

                                                    Number of Securities Underlying         Value of Unexercised in-the-
                   Shares Acquired   Value          Unexercised Options at Fiscal Year      Money Options at Fiscal Year
Name               On Exercise (#)   Realized ($)   End (#) Exercisable/Unexercisable       End($)Exercisable/Unexercisable(1)
----               ---------------   ------------   ----------------------------------      ----------------------------------
Richard M. Lee          - 0 -         .....         0 exercisable/82,500 unexercisable     $0 exercisable/$144,375 unexercisable

Hiram J. Woo            - 0 -         .....         0 exercisable/82,500 unexercisalbe     $0 exercisable/$144,375 unexercisable

Michael Dunmire         - 0 -         .....         0 exercisable/35,000 unexercisable     $0 exercisable/$0 unexercisable

Rebecca L. Rotman       - 0 -         .....         0 exercisable/25,000 unexercisable     $0 exercisable/$0 unexercisable

------------------------------------
(1) There was no public trading market for the Common Stock on December 31, 1996. Accordingly, solely for purposes of this table, the values in this column have been calculated on the basis of fifty percent (50%) of the proposed initial public offering price, less the aggregate exercise price of the options.

EMPLOYMENT AGREEMENTS

    On June 3, 1996, the Company entered into a four-year employment agreement with Richard M. Lee at an annual base salary of $50,000, to be increased to $100,000 upon the closing of this Offering. Under the employment agreement, Mr. Lee's employment may not be terminated by the Company without cause. In addition, Mr. Lee has agreed in his employment agreement not to compete with the Company for a period of one (1) year following his termination of employment for any reason. On June 3, 1996, the Company also issued to Mr. Lee options to purchase up to 82,500 shares of Common Stock at $1.00 per share, exercisable at the earlier of one year after the closing of this Offering or June 3, 1998. These options expire three (3) months following any termination of employment with the Company. Mr. Lee has waived his salary compensation until the closing date of this Offering. In April 1997, the Company issued 6,250 shares of Common Stock to Mr. Lee in consideration for services rendered by him to the Company.

    On June 3, 1996, the Company entered into a four-year employment agreement with Hiram Woo at an annual base salary of $45,000, to be increased to $80,000 upon the closing of this Offering. Under the employment agreement, Mr. Woo's employment may not be terminated by the Company without cause. In addition, Mr. Woo has agreed in his employment agreement not to compete with the Company for a period of one (1) year following his termination of employment for any reason. On June 3, 1996, the Company also issued to Mr. Woo options to purchase up to 82,500 shares of Common Stock at $1.00 per share, exercisable at the earlier of one year after the closing of this Offering or June 3, 1998. These options expire three (3) months following any termination of employment with the Company. Mr. Woo has waived his salary compensation until the closing date of this Offering. In April 1997, the Company issued 6,250 shares of Common Stock to Mr. Woo in consideration for services rendered by him to the Company.

    On October 15, 1996, the Company entered into a four-year employment agreement with Michael Dunmire at an annual base salary of $40,000, to be increased to $60,000 upon the closing of this Offering. Under the employment agreement, Mr. Dunmire's employment may not be terminated by the Company without cause. In addition, Mr. Dunmire has agreed in his employment agreement not to compete with the Company for a period of three (3) years following his termination of employment for any reason. The employment agreement provides Mr. Dunmire with an option, vesting over a period of four years, to purchase up to 35,000 shares of Common Stock at the initial public offering price per share. These options expire three (3) months following any termination of employment with the Company.

    On October 3, 1996, the Company entered into a four-year employment agr ement with Rebecca L. Rotman at an annual base salary of $32,000, to be increased to $50,000 upon the closing of this Offering. Under the employment agreement, Ms. Rotman's employment may not be terminated by the Company without cause. In addition, Ms. Rotman has agreed in her employment agreement not to compete with the Company for a period of three (3) years following her termination of employment for any reason. The employment agreement provides Ms. Rotman with an option, vesting over a period of four years, to purchase up to 25,000 shares of Common Stock at the initial public offering price per share. These options expire three (3) months following any termination of employment with the Company.

                              CERTAIN TRANSACTIONS

EMPLOYMENT AGREEMENTS

    The Company has entered into separate Employment Agreements with Richard M. Lee, Hiram J. Woo, Michael Dunmire and Rebecca L. Rotman. See "Management -- Employment Agreements."

CONVERTIBLE NOTES

    In June 1996, the Company assumed $92,000 in principal amount of convertible promissory notes from Texas Loosey's Steakhouse Holdings, Inc. ("Holdings"), an affiliate of Messrs. Lee and Woo, to acquire from Holdings its right to purchase two (2) Texas Loosey's restaurants from the TL Sellers. The holders of such notes have agreed to convert the notes held by them into 50,182 shares of Common Stock of the Company at the consummation of this Offering.

PERSONAL GUARANTEES

    Mr. Woo has personally guaranteed the Company's lease agreements for its Fullerton and Norco locations, as well the Company's vendor debt with Sysco Food Services and various other vendors.

COMPANY POLICY

    The Company believes that each of the foregoing transactions has been on terms no less favorable to the Company than those that could have been obtained from unaffiliated parties. It is the Company's intent that, in the future, transactions with affiliated parties will be approved by a majority of the Company's disinterested directors or otherwise as permitted by applicable law. Any such future transactions are expected to be on terms no less favorable to the Company than could be obtained from unaffiliated parties.

                         PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of the date of this Prospectus, by
(i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director of the Company and (iii) all directors and officers as a group.

                                                                     NUMBER        PERCENTAGE        PERCENTAGE
                             NAME                                      OF         BENEFICIALLY      BENEFICIALLY
                             ----                                    SHARES(1)     OWNED PRIOR       OWNED AFTER
                                                                     --------      TO OFFERING        OFFERING(5)
                                                                                  -------------     ------------

Richard M. Lee (2)............................................           565,350     31.1%           17.0%

Hiram J. Woo (3)..............................................           344,250     18.9%           10.4%

JWJ International (4).........................................           125,000      6.9%            3.8%

All officers and directors as a group (2 persons).............           909,600     50.0%           27.4%

--------------------
1. Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

2. Does not include an aggregate of 1,000,000 shares of Series B Convertible Preferred Stock issued to Richard M. Lee, which shares have rights to vote with the Common Stock as one class on a one-vote-per-share basis. See "Description of Securities -- Preferred Stock". Mr. Lee's business address is at 151 E. Alessandro Boulevard, Riverside, California 92508. Does not include options held by Mr. Lee to acquire up to 82,500 shares of Common Stock. Assumes that the Underwriters' over-allotment option is not exercised. If the over-allotment option is exercised, Mr. Lee will own 14.4% of the Common Stock after the Offering.


3. Mr. Woo's business address is at 151 E. Alessandro Boulevard,
Riverside, California 92508. Does not include options held by Mr. Woo to acquire up to 82,500 shares of Common Stock. Assumes that the Underwriters' over-allotment option is not exercised. If the over-allotment option is exercised Mr. Woo will own 7.9% of the Common Stock after the Offering.


4. JWJ International's business address is at 2242 Mesa Drive, Newport Beach, California 92660.

5. Assumes that the Underwriters' over-allotment option will not be exercised.

                            DESCRIPTION OF SECURITIES

    The authorized capital stock of the Company consists of 10,000,000 shares of common stock, $.01 par value (the "Common Stock"), and 5,000,000 shares of preferred stock, $.001 par value (the "Preferred Stock").

    THE FOLLOWING SUMMARIES OF CERTAIN TERMS OF THE COMPANY'S COMMON STOCK AND PREFERRED STOCK DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND QUALIFIED IN THEIR ENTIRETY BY, THE PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND THE PROVISIONS OF APPLICABLE LAW.

COMMON STOCK

    As of the date of this Prospectus, there are 1,818,682 shares of Common Stock issued and outstanding. Holders of Common Stock are entitled to one vote for each share held of record on all mat ers submitted to a vote of the stockholders. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. See "Dividend Policy." In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Preferred Stock. Holders of Common Stock have no right to convert their Common Stock into any other securities. The Common Stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.

PREFERRED STOCK

    The Company has issued 1,000,000 shares of Series B Preferred Stock ("Series B Preferred") to Richard M. Lee. The Series B Preferred is not redeemable and carries rights to vote with the Common Stock as one class on a one-vote-per-share basis. The Series B Preferred is convertible into Common Stock, at the option of the holder, upon the earlier of: (i) eight (8) years after the closing date of this Offering; or (ii) the first fiscal year of the Company in which the Company's annual net profits equal or exceed $3.5 million. Upon conversion of the Series B Preferred, the holder will be required to pay to the Company, in cash, a conversion price (the "Conversion Price") per share equal to 150% of the initial public offering price of the Company's
Common Stock.

    The Series B Preferred carries no dividends prior to the second anniversary of the closing of this Offering, but thereafter, if the above conversion test is satisfied, the Series B Preferred will participate in any dividends declared on the Common Stock, on an "as-converted" basis. The Series B Preferred carries a liquidation value of $0.001 per share prior to the second anniversary of the closing of this Offering. Thereafter, if the above conversion test is satisfied, the Series B Preferred will upon liquidation participate pari passu with the Common Stock, on an "as-converted" basis.

    If and to the extent that the shares of Common Stock issuable upon conversion of the Series B Preferred are not includable in a registration statement on Form S-8, at the request of the holders thereof, delivered to the Company within three years of any such conversion of the Series B Preferred shares, the Company will prepare and file, at its own expense, one (1) registration statement on Form S-3 (to the extent available) to enable such holders to resell shares of Common Stock acquired upon conversion of the Series B Preferred. The Board of Directors may change or otherwise adjust the terms of the above-described Series B Preferred Stock in its sole discretion.

    The Board of Directors of the Company, without further action by the stockholders, has authority to issue all or any portion of the additional 4,000,000 shares of authorized but unissued Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of Preferred Stock could adversely affect the voting power of holders of the Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

    The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. That section provides, with certain exception , that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate or associate of such person who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares held by directors, officers and certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least
66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined to include any person, and the affiliates and associates of such person that (i) is the owner of 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

WARRANTS

   In connection with the completion of this Offering, for nominal consideration the Company will grant to the Underwriters, Underwriters' Warrants to purchase 150,000 shares of Common Stock at an initial exercise price of 120% of the initial public offering price of the Shares sold in this Offering. The Underwriters' Warrants are exercisable for a period of four years commencing one year from the date of this Prospectus. The shares of Common Stock issuable upon exercise of the Underwriters' Warrants are identical to the Shares being sold in this Offering. The Underwriters' Warrants contain anti-dilution provisions providing for adjustment in the number of Warrants and the exercise price thereof under certain circumstances. The Underwriters' Warrants also grant the holders thereof certain rights of registration of the shares of Common Stock issuable upon exercise of such Warrants. The Company is registering the Underwriters' Warrants, as well as the underlying Common Stock, pursuant to the Registration Statement of which this Prospectus forms a part. See "Underwriting."

TRANSFER AGENT

The transfer agent for the Company's Common Stock is ____________.

                         SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of the Offering, the Company will have outstanding an aggregate of 3,318,685 shares of Common Stock which includes the 1,500,000 shares offered hereby. See "Underwriting." Upon completion of the Offering, the 1,500,000 Shares issued in the Offering will be freely transferable without restriction under the Securities Act (excluding any shares purchased in the Offering by any person who is or thereby becomes an "affiliate" of the Company). All of the 1,818,685 shares outstanding immediately prior to the Offering were issued in private placements without registration under the Securities Act and, therefore, are "restricted securities" as that term is defined in Rule 144 under the Securities Act.

  Of the 1,818,685 shares outstanding immediately prior to the Offering, 245,000 shares (the "Selling Securityholders Securities") are being registered for resale pursuant to the Registration Statement of which this Prospectus forms a part. So long as such shares remain subject to an effective registration statement, and following any sale pursuant thereto, such shares will be freely transferable without restriction under the Securities Act (subject to the contractual restrictions that the holders thereof may not sell, transfer, assign, pledge or hypothecate their shares without the prior written consent of the Underwriters until one (1) year after the effective date of the Registration Statement of which this Prospectus forms a part). See "Underwriting" and "Concurrent Offering." The remaining 1,573,685 shares of Common Stock outstanding prior to this Offering are "restricted securities" as that term is defined under Rule 144. In addition, Messrs. Lee and Woo have agreed not to sell, transfer, assign, pledge or hypothecate any securities of the Company owned by them until two (2) years after the effective date of the Registration Statement of which this Prospectus forms a part, without the prior written consent of the Underwriters.

  In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may sell within any three-month period a number of restricted shares which does not exceed the greater of 1% of the then outstanding shares of such class of securities or the average weekly trading volume during the four calendar weeks prior to such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. Rule 144 also permits, under certain circumstances, the sale of shares by a person who is not an affiliate of the Company with respect to restricted securities that satisfy a two-year holding period, without regard to the volume or other resale limitations.

  The Company is unable to predict the effect that sales of the Selling Securityholders Securities, the Underwriter's Warrants or the shares underlying such Underwriters' Warrants or sales under Rule 144 may have on the then prevailing market price of the Common Stock, but such sales may have a substantial depressing effect on such market price. The 1,573,685 shares of Common Stock that will be "restricted securities" immediately subsequent to the Offering will become eligible for sale at various times beginning 90 days after the date of this Prospectus. See "Risk Factors."

                                  UNDERWRITING

  The underwriters named below (the "Underwriters") have agreed, subject to the terms and conditions of the Underwriting Agreement among the Company and Nichols, Safina, Lerner & Co., Inc. and William Scott & Co., L.L.C., as Representatives of the several Underwriters, to purchase from the Company the number of Shares set forth below opposite their names:

                                                              Number
                                                                of
              Name of Underwriter                             Shares
              ------------------                             -------

              Nichols, Safina, Lerner & Co., Inc.
              William Scott & Co. L.L.C. . . . . .

                                                            --------
                       Total

  The Underwriters are committed to purchase and pay for all of the Shares offered hereby if any are purchased. The Common Stock is being offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel and to certain other conditions, such as no adverse changes in the Company and market conditions.

  The Underwriters have advised the Company that they propose to offer the Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus. The Underwriters may allow to certain dealers who are members of the NASD concessions, not in excess of $0. per share, of which not in excess of $0. per share may be reallowed to other dealers who are members of the NASD. After the commencement of the Offering, the public offering price, concession and reallowance may be changed by the Underwriters.

  The Company and two (2) management stockholders have granted the Underwriters an over-allotment option, exercisable during the 30-day period commencing with the date of the Underwriting Agreement, to purchase from the Company and such stockholders at the initial offering price less underwriting discounts, up to an aggregate of 75,000 additional shares of Common Stock from the Company and 150,000 additional shares from such stockholders, for the sole purpose of covering over-allotments, if any. The Company and such stockholders will be obligated, pursuant to this over-allotment option, to sell such additional shares to the Underwriters.

  The Company has agreed to pay to the Underwriters a non-accountable expense allowance of 3% of the gross proceeds of the Offering, of which $20,000 has been paid as of the date of this Prospectus. The Company has also agreed to pay all expenses in connection with qualifying the Common Stock offered hereby for sale under the laws of such states as the Underwriters may designate, including expenses of counsel retained for such purpose by the Underwriters.

  In connection with the Offering, the Company has agreed to sell to the Underwriters, for $0.001 per Warrant, the Underwriter's Warrants. The Underwriter's Warrants initially are exercisable at a price of 120% of the per share initial public offering price of the Shares offered hereby, for a period of four years commencing one year from the date of this Prospectus. The shares of Common Stock issuable upon exercise of the Underwriter's Warrants are identical to the Shares being sold in this Offering. The Underwriter's Warrants contain anti-dilution provisions providing for adjustment in the number of Warrants and the exercise price thereof under certain circumstances. The Underwriter's Warrants also grant the holders thereof certain rights of registration of the shares of Common Stock issuable upon exercise of such Warrants. The Company is registering the Underwriter's Warrants, as well as the underlying Common Stock, pursuant to the Registration Statement of which this Prospectus forms a part.

  The Underwriters have the right to designate one member of the Board of Directors for a period of three (3) years commencing with the closing of the Offering or, at their option, to designate a non-director observer to the Board of Directors.

  The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

  The Underwriters have informed the Company that they do not expect sales to any accounts over which they exercise discretionary authority to exceed 5% of the shares of Common Stock offered by the Company.

  In addition, the Selling Securityholders have agreed not to transfer, assign or sell, any of their shares of Common Stock (representing a total of 245,000 shares, or approximately 7.5% of the shares of Common Stock to be outstanding immediately after the Offering) for a period of one (1) year following the closing of the Offering without the Underwriters' consent. In addition, Messrs. Lee and Woo have agreed not to transfer, assign or sell any securities of the Company to be owned by them after the Offering for a period of two (2) years, without the Underwriters' prior written consent.

  The Company has agreed with the Underwriters that, except as described in this Prospectus, for a period of 90 days from the date of this Prospectus, it will not issue any securities or grant options or warrants to purchase any securities of the Company without the consent of the Underwriters.

  The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement and related documents, copies of which are on file at the offices of the Company and the Commission. See "Additional Information."

PRICING THE OFFERING

  Prior to this Offering, there has been no public market for any of the Company's securities. Consequently, the initial public offering price of the Common Stock has been determined by negotiation between the Company and the Underwriters. Factors to be considered in determining such price, in addition to prevailing market conditions, include an assessment of the Company's prospects. The public offering price of the Shares does not necessarily bear any relationship to the Company's asset value, earnings, net financial condition, or other established criteria of value applicable to the Company and should not be regarded as an indication of the actual value or future market price of the Shares. Such prices are subject to change as a result of market conditions and other factors, and no assurance can be given that the Shares can be resold at its public offering price.

                               CONCURRENT OFFERING

  Concurrently with the offering, the Company is also registering for resale, from time to time, on behalf of the owners thereof, the Selling Securityholder Securities consisting of 245,000 shares of Common Stock acquired by the holders thereof in the Company's prior private placements, subject to the contractual restrictions that the Selling Securityholders may not sell, transfer, assign, pledge or hypothecate their shares until the later of one (1) year after the effective date of the Registration Statement of which this Prospectus forms a part. The Company will not receive any proceeds from the sale of securities by the Selling Securityholders.

  In addition, 150,000 shares of Common Stock to be sold by two (2) management stockholders (namely, Messrs. Lee and Woo) as part of the Underwriters' over-allotment option, if the option is exercised, will be registered.

  In the event the Underwriters elect to exercise the over-allotment option, the Underwriters will purchase the first 150,000 shares of Common Stock under such option from the two (2) management stockholders at the initial offering price. If the Underwriters exercise the over-allotment option for less than 150,000 shares of Common Stock, the Underwriters will purchase shares from such stockholders on a pro rata basis. If all 150,000 shares are purchased by the Underwriters, Messrs. Lee and Woo will own 14.4% and 7.9%, respectively, of the outstanding shares of Common Stock upon completion of the Offering. The Company will not receive any proceeds from the sale of securities by Messrs. Lee and Woo.


                                  LEGAL MATTERS

  The validity of the securities offered hereby has been passed upon for the Company by Lehman & Eilen, Uniondale, New York. The Law Offices of David N. Feldman, Esq., New York, New York, will pass upon certain legal matters for the Underwriters. Hank Gracin, Esq., counsel to Lehman & Eilen, owns 10,000 shares of common stock of the Company.

                                     EXPERTS

  The audited financial statements of TLC Restaurant Management Corp. for the period from December 31, 1995 through August 18, 1996 and the year ended December 30, 1995 and Galveston's Steakhouse Corp. for the period from inception (June 3, 1996) through December 31, 1996 included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said reports which include explanatory paragraphs that state substantial doubt about the Companys' ability to continue as a going concern, as described in Notes 1 and 2 to the audited financial statements of TLC Restaurant Management Corp. and Galveston's Steakhouse Corp.


                             ADDITIONAL INFORMATION

  The Company has filed with the Commission a registration statement under the Securities Act with respect to the securities offered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp
Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission in Washington, D.C. upon payment of the prescribed fees. In addition, such materials may be accessed electronically at the Commission's site on the World Wide Web, located at http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other documents referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

  The Company will, upon completion of the Offering, be subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, will file reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials can be obtained at prescribed rates from the Commission at such address.

================================================================================

  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER, SOLICITATION OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.

                                 ---------------

                                TABLE OF CONTENTS

                                       Page
                                       ----
Prospectus Summary................
Risk Factors......................
Dilution..........................
Use of Proceeds...................
Capitalization....................
Dividend Policy...................

Management's Discussion and Analysis
  or Plan of Operation............
Business..........................
Management........................
Certain Transactions..............
Principal Stockholders............
Description of Securities.........
Shares Eligible for Future Sale...
Underwriting......................
Concurrent Offering...............
Legal Matters.....................
Experts...........................
Additional Information............
Index to Financial Statements.....        F-1


                                 ---------------

    UNTIL    , 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================
================================================================================

                                1,500,000 SHARES

                          GALVESTON'S STEAKHOUSE CORP.

                                  COMMON STOCK

                                 ---------------

                                   PROSPECTUS

                                 ---------------


                       NICHOLS, SAFINA, LERNER & CO., INC.

                           WILLIAM SCOTT & CO., L.L.C.

                                             , 1997

================================================================================

ALTERNATIVE PROSPECTUS

                                 245,000 SHARES

                          GALVESTON'S STEAKHOUSE CORP.


                                  COMMON STOCK

                                 ---------------

  This Prospectus relates to 245,000 shares of the Common Stock, $.01 par value, of Galveston's Steakhouse Corp., a Delaware corporation (the "Company"), issued to the holders thereof in private placements by the Company. The shares of Common Stock referred to above are sometimes referred to herein as the "Selling Securityholders Securities" and the holders thereof as the "Selling Securityholders."

  The securities offered by the Selling Securityholders pursuant to this Prospectus may be sold from time to time by the Selling Securityholders or by their transferees. The distribution of the securities offered hereby by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders.

  The Selling Securityholders, and intermediaries through whom such securities are sold, may be deemed underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

  On the date of this Prospectus, a registration statement under the Securities Act with respect to an underwritten public offering by the Company (the "Offering") of 1,500,000 shares of Common Stock, (including 225,000 such shares to cover over-allotments, if any) was declared effective by the Securities and Exchange Commission (the "Commission"). The Company expects to receive approximately $6,902,500 in net proceeds from the Offering (assuming no exercise of the Underwriters' over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the Offering. The Company will not receive any proceeds from the sale of the Selling Securityholders Securities by the Selling Securityholders.

                                 ---------------

  THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. INVESTMENT IN THESE SECURITIES SHOULD BE MADE ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. POTENTIAL PURCHASERS SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 6.

                                 ---------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
           ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is         , 1997

                             SELLING SECURITYHOLDERS

  An aggregate of up to 245,000 shares of Common Stock may be offered for resale by the Selling Securityholders.

  The following table sets forth certain information with respect to each Selling Securityholder for whom the Company is registering Common Stock for resale to the public. Each of the Selling Securityholders is offering for sale all of the Common Stock beneficially owned thereby. The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Securityholders.

  There are no material relationships between any of the Selling Securityholders and the Company or any of its predecessors or affiliates, nor have any such material relationships existed within the past three years.


                                                              NUMBER OF SHARES              PERCENTAGE
                                                              OF                            TO BE OWNED
                                                              COMMON STOCK OWNED            AFTER COMPLETION
                                                              AND MAXIMUM NUMBER            OF OFFERING(1)
                   SELLING SECURITYHOLDERS                      TO BE SOLD
------------------------------------------------------------------------------------------------------------

JWJ Int'l.................................................. 125,000                         3.8%
Brian N. Sly Separate Property Trust
Sly Family Trust...........................................  24,000                          .72%
M. Jenkins Cromwell........................................   6,000                          .18%
Tony Varvara...............................................   6,000                          .18%
Alan Rosenbaum.............................................   6,000                          .18%
Allan Carter...............................................   6,000                          .18%
Charles P. McWade..........................................   6,000                          .18%
Phil Dean, Jr..............................................   6,000                          .18%
Elizabeth Henderson........................................   6,000                          .18%
Jerome E. Collins..........................................   6,000                          .18%
Trager, Kevy & Trager Self Employment Plan.................   6,000                          .18%
Ezio and Jeanne Rossi......................................   6,000                          .18%
Robert L. Newton...........................................   6,000                          .18%
Scott Page.................................................   6,000                          .18%
David Lee..................................................   6,000                          .18%
NST Partnership............................................   6,000                          .18%
Steven Gershkoff...........................................   6,000                          .18%
Ned Pascucci...............................................   6,000                          .18%

(1) Assumes no sale of Selling Securityholders Securities after completion of the Offering. The Selling
Securityholders have agreed not to sell, transfer, assign, pledge or hypothecate their shares in any manner without the prior written consent of the Underwriters until one (1) year from the effective date of the
Registration Statement of which this Prospectus forms a part. Also assumes the Underwriters' over-allotment option is not exercised.

                              PLAN OF DISTRIBUTION

  The sale of the Selling Securityholder Securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale or at negotiated prices.

  The Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

  The Selling Securityholders have agreed not to sell, transfer, assign, pledge or hypothecate their shares in any manner without the prior written consent of the Underwriters until one (1) year from the effective date of the Registration Statement of which this Prospectus forms a part.

  The Selling Securityholders and broker-dealers, if any, acting in connection with such sale might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                           CONCURRENT PUBLIC OFFERING

  On the date of this Prospectus, a Registration Statement was declared effective under the Securities Act with respect to an underwritten offering by the Company of 1,500,000 shares of Common Stock and up to 225,000 additional shares of Common Stock to cover over-allotments, if any.

  The sale of the Selling Securityholder Securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale or at negotiated prices.

  The Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

  The Selling Securityholders have agreed not to sell, transfer, assign, pledge or hypothecate their shares in any manner without the prior written consent of the Underwriters until one (1) year from the effective date of the Registration Statement of which this Prospectus forms a part.

  The Selling Securityholders and broker-dealers, if any, acting in connection with such sale might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                                [ALTERNATE PAGE]

================================================================================

  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, ANY SECURITIES OFFERED HEREBY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN CONTAINED IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                                 ---------------

                                TABLE OF CONTENTS

                                       Page
                                      -----
Prospectus Summary................
Risk Factors......................
Dividend Policy...................
Management's Discussion and Analysis
  or Plan of Operation............
Business..........................
Management........................
Certain Transactions..............
Description of Securities.........
Principal Stockholders............
Shares Eligible for Future Sale...
Selling Securityholders...........
Plan of Distribution..............
Concurrent Public Offering........
Legal Matters.....................
Experts...........................
Additional Information............
Index to Financial Statements.....     F-1

================================================================================
================================================================================

                                 245,000 SHARES

                          GALVESTON'S STEAKHOUSE CORP.

                                  COMMON STOCK

                                 ---------------
                                   PROSPECTUS
                                 ---------------

                                            , 1997


================================================================================

                         INDEX TO FINANCIAL STATEMENTS

TLC Restaurant Management Corp. for the period from
  December 31, 1995 through August 18, 1996, and the year
  ended December 30, 1995..........................................   F-2
    Report of Independent Public Accountants.......................   F-3
    Balance Sheet..................................................   F-4
    Statement of Operations........................................   F-6
    Statement of Stockholders' Deficit.............................   F-7
    Statements of Cash Flow........................................   F-8
    Supplemental Disclosure of Cash Flow...........................   F-9
    Notes to Financial Statements..................................  F-10

Galveston's Steakhouse Corp. for the period from inception
  (June 3, 1996) through December 31, 1996.........................  F-12
    Report of Independent Public Accountants.......................  F-13
    Balance Sheet..................................................  F-14
    Statement of Operations........................................  F-16
    Statement of Stockholders' Deficit.............................  F-17
    Statement of Cash Flows........................................  F-18
    Supplemental Disclosure of Cash Flow...........................  F-19
    Notes to Financial Statements..................................  F-20

Galveston's Steakhouse Corp. for the quarter ended
  March 31, 1997 (unaudited).......................................  F-29
    Balance Sheet..................................................  F-30
    Statement of Operations........................................  F-32
    Statement of Stockholders' Deficit.............................  F-33
    Statement of Cash Flows........................................  F-34
    Supplemental Disclosure of Cash Flow...........................  F-35
    Notes to Financial Statements..................................  F-36

                            TLC RESTAURANT MANAGEMENT CORP.

                            FINANCIAL STATEMENTS
                            FOR THE PERIOD FROM DECEMBER 31, 1995
                            THROUGH AUGUST 18, 1996 AND
                            THE YEAR ENDED DECEMBER 30, 1995
                            TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Management of the
  TLC Restaurant Management Corp.:

We have audited the accompanying balance sheet of TLC RESTAURANT MANAGEMENT CORP. (a California corporation) as of December 30, 1995, and the related statements of operations, stockholder's deficit and cash flows for the period from December 31, 1995 through August 18, 1996 and the year ended December 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TLC Restaurant Management Corp. as of December 30, 1995, and the results of its operations and its cash flows for the period from December 31, 1995 through August 18, 1996 and the year ended December 30, 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Since commencing operations, the Company has incurred substantial operating losses, resulting in a deficiency in stockholder's equity. As further discussed in Note 1, on August 19, 1996, Galveston's Steakhouse Corp. ("Galveston's") purchased all the assets of the Company. Under the new ownership of Galveston's, the Company continued to incur operating losses during the period from August 19, 1996 through December 31, 1996. Galveston's has plans to raise approximately $7 million to $8 million of additional capital through a public offering of its common stock. There can be no assurance that Galveston's will be successful in raising sufficient capital to meet its needs and even if it does raise additional capital, there can be no assurance that it will achieve successful operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                            ARTHUR ANDERSEN LLP

Orange County, California
February 14, 1997

                         TLC RESTAURANT MANAGEMENT CORP.

                        BALANCE SHEET - DECEMBER 30, 1995

                                     ASSETS


CURRENT ASSETS:
  Cash                                                                                         $    6,367
  Inventories                                                                                      30,511
  Prepaid expenses                                                                                  2,757
  Other current assets                                                                              3,975
                                                                                               ----------
          Total current assets                                                                     43,610
                                                                                               ----------
PROPERTY AND EQUIPMENT:
  Furniture, fixtures and equipment                                                               561,232
  Leasehold improvements                                                                          471,892
                                                                                               ----------
                                                                                                1,033,124
  Less--Accumulated depreciation and amortization                                              (1,012,827)
                                                                                               ----------
                                                                                                   20,297
                                                                                               ----------
OTHER ASSETS:
  Liquor licenses and other                                                                        38,546
                                                                                               ----------
          Total assets                                                                         $  102,453
                                                                                               ==========

                 The accompanying notes are an integral part of
                               this balance sheet.

                         TLC RESTAURANT MANAGEMENT CORP.

                        BALANCE SHEET - DECEMBER 30, 1995

                      LIABILITIES AND STOCKHOLDER'S DEFICIT


CURRENT LIABILITIES:

  Note payable                                                                                  $   5,619
  Accounts payable                                                                                 49,995
  Accrued liabilities                                                                              30,642
  Accrued payroll and sales tax                                                                   202,543
                                                                                                ---------
          Total current liabilities                                                               288,799
                                                                                                ---------
LONG-TERM LIABILITIES:
  Pre-petition liabilities                                                                        283,657
  Note payable-officer                                                                            161,749
                                                                                                ---------
          Total long-term liabilities                                                             445,406
                                                                                                ---------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S DEFICIT:
  Common stock, $.05 par value, 1,000,000 shares
    authorized, 10,000 shares issued and
    outstanding at December 30, 1995                                                                  500
  Paid-in capital                                                                                 152,660
  Accumulated deficit                                                                            (784,912)
                                                                                                ---------
          Total stockholder's deficit                                                            (631,752)
                                                                                                ---------
          Total liabilities and stockholder's deficit                                           $ 102,453
                                                                                                =========

                 The accompanying notes are an integral part of
                               this balance sheet.

                         TLC RESTAURANT MANAGEMENT CORP.

                 STATEMENTS OF OPERATIONS FOR THE PERIOD FROM

                  DECEMBER 31, 1995 THROUGH AUGUST 18, 1996

                      AND THE YEAR ENDED DECEMBER 30, 1995

                                                                                1996              1995
                                                                             ----------        ----------
REVENUES                                                                     $1,096,262        $2,063,364
                                                                             ----------        ----------
RESTAURANT COSTS:
  Food and beverage                                                             340,556           600,244
  Payroll                                                                       457,182           780,365
  Direct operating                                                              324,910           698,569
  Depreciation and amortization                                                  21,890            87,031
                                                                             ----------        ----------
                                                                              1,144,538         2,166,209
                                                                             ----------        ----------
OPERATING LOSS                                                                  (48,276)         (102,845)
                                                                             ----------        ----------
OTHER (INCOME) EXPENSES:
  General and administrative expenses                                           103,271           408,179
  Interest expense                                                               10,459            11,605
  Other                                                                          (1,312)           (2,110)
                                                                             ----------        ----------
                                                                                112,418           417,674
                                                                             ----------        ----------
NET LOSS                                                                     $ (160,694)       $ (520,519)
                                                                             ==========        ==========
NET LOSS PER SHARE                                                           $   (16.07)       $   (52.05)
                                                                             ==========        ==========
WEIGHTED AVERAGE SHARES OUTSTANDING                                              10,000            10,000
                                                                             ==========        ==========


                 The accompanying notes are an integral part of
                                these statements.

                       TLC RESTAURANT MANAGEMENT CORP.

                      STATEMENT OF STOCKHOLDER'S DEFICIT

                    FOR THE PERIOD FROM DECEMBER 31, 1995

                           THROUGH AUGUST 18, 1996

                     AND THE YEAR ENDED DECEMBER 30, 1995

                                       Common Stock
                                  -----------------------                Additional
                                  Number of                               Paid-in             Accumulated
                                   Shares          Amount                 Capital               Deficit              Total
                                 ---------         ------                 --------             ---------           ---------
BALANCE, December 31, 1994         10,000           $500                  $152,660             $(264,393)          $(111,233)
  Net loss                           -                -                       -                 (520,519)           (520,519)
                                   ------           ----                  --------             ---------           ---------
BALANCE, December 30, 1995         10,000            500                   152,660              (784,912)           (631,752)
  Net loss                           -                -                       -                 (160,694)           (160,694)
                                   ------           ----                  --------             ---------           ---------
BALANCE, August 18, 1996           10,000           $500                  $152,660             $(945,606)          $(792,446)
                                   ======           ====                  ========             =========           =========

   The accompanying notes are an integral part of these financial statements.

                         TLC RESTAURANT MANAGEMENT CORP.

                 STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM

                  DECEMBER 31, 1995 THROUGH AUGUST 18, 1996

                      AND THE YEAR ENDED DECEMBER 30, 1995

                                                                               1996                 1995
                                                                            ----------           ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                  $(160,694)           $(520,519)
  Adjustments to reconcile net loss to net
    cash used in operating activities:

      Depreciation and amortization                                            21,890               87,031
      (Increase) decrease in:
        Accounts receivable                                                      -                  77,251
        Inventories                                                               987               30,811
        Supplies and prepaid expenses                                          (6,670)               6,598
        Other current assets                                                    2,143               (3,975)
        Liquor licenses and other                                                -                  65,449
      Increase (decrease) in:
        Accounts payable                                                       18,421               12,596
        Accrued liabilities                                                    15,446               (3,277)
        Accrued payroll costs                                                 131,765              185,256
        Pre-petition liabilities                                                 -                  (4,739)
                                                                            ---------            ---------
          Net cash provided by (used in)
            operating activities                                               23,288              (67,518)
                                                                            ---------            ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                            -                  (5,404)
  Purchase of leasehold improvements                                             -                  (2,371)
                                                                            ---------            ---------
          Net cash used in investing
            activities                                                           -                  (7,775)
                                                                            ---------            ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in note payable                                                     (3,567)              (5,363)
  (Decrease) increase in note payable-officer                                 (13,933)              73,634
                                                                            ---------            ---------
          Net cash provided by (used in)
            financing activities                                              (17,500)              68,271
                                                                            ---------            ---------
NET INCREASE (DECREASE) IN CASH                                                 5,788               (7,022)
CASH, beginning of year                                                         6,367               13,389
                                                                            ---------            ---------
CASH, end of year                                                           $  12,155            $   6,367
                                                                            =========            =========

                 The accompanying notes are an integral part of
                                these statements.


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for-
    Interest                                                                  $10,459              $11,605
    Income taxes                                                              $  -                 $  -


                 The accompanying notes are an integral part of
                                these statements.

                         TLC RESTAURANT MANAGEMENT CORP.

                          NOTES TO FINANCIAL STATEMENTS

                      AUGUST 18, 1996 AND DECEMBER 30, 1995

1.       Company Background and Risk Factors

         TLC Restaurant Management Corp. (the "Company"), a California corporation, was organized on March 25, 1987. The Company owns and operates two Texas Loosey's restaurants located in Fullerton and Torrance, California. Texas Loosey's is a casual dining restaurant with a wide variety of menu choices, ranging from mexican dishes to steak dinners.

         On August 19, 1996, Galveston's Steakhouse Corp., purchased substantially all of the assets of the Company and certain intangible assets for a purchase price of $1,520,000. The operating results of the restaurants through August 18, 1996, are included in the accompanying financial statements. The operating results of the two restaurants from August 19, 1996 through December 31, 1996, are included in the Galveston's Steakhouse Corp. financial statements, included elsewhere in this prospectus.

         The Company has incurred operating losses of $160,694 and $520,519 for the period from December 31, 1995 through August 18, 1996 and the year ended December 30, 1995, respectively, and has an accumulated deficit of $784,912 at December 30, 1995. Additionally, the Company has negative working capital of $245,189 at December 30, 1995. Under the new ownership of Galveston's, the Company continued to incur operating losses during the period from August 19, 1996 through December 31, 1996. Galveston's has plans to raise approximately $7 million to $8 million of additional capital through a public offering of its common stock. There can be no assurance that Galveston's will be successful in raising sufficient capital to meet its needs and even if it does raise additional capital, there can be no assurance that it will achieve successful operations.

         Both of the Company's restaurants are located in Southern California and are therefore susceptible to fluctuations in their business caused by adverse economic conditions or other conditions in that region.
         The Company operates in a highly competitive industry. Many of the Company's competitors have been in existence longer than the Company, have a more established market presence and have substantially greater financial, marketing, and other resources than the Company, which may give them certain competitive advantages.

         These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2.       Summary of Significant Accounting Policies

         a.       Fiscal Year-End

         The Company reports its operations on a 52-53 week fiscal year ending on the Sunday closest to December 31.

         b.       Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

         c.       Cash and Cash Equivalents

         Cash and cash equivalents consist of cash on hand and in banks and credit card receivables. Credit card receivables are considered cash equivalents because of their short collection period. The carrying amount of credit card receivables approximates their fair value.

         d.       Inventories

         Inventories, consisting principally of food, beverages and restaurant supplies, are valued at the lower of cost (first-in, first-out) or market.

         e.       Property and Equipment

         Property and equipment, including leasehold improvements, are recorded at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the useful life of the improvements or the remaining lease term.

         f.       Liquor License and Other Assets

         Liquor licenses and other assets consist of the Company's liquor licenses for the Fullerton and Torrance restaurants and miscellaneous rent deposits.

         g.       Pre-petition Liabilities

         Pre-petition liabilities represent the remaining liabilities of the Company after its 1993 bankruptcy filing.

         h.       New Accounting Pronouncements

         The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" on December 31, 1995. This standard requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of this standard did not have a material effect on the financial statements.

3.       Commitments

Texas Loosey's leases its Torrance and Fullerton facilities under operating leases. These leases mature at various dates through 2004. Both the Torrance and Fullerton leases have two five year options to renew. For the year ended December 30, 1995, total rental expense, including associated common area maintenance charges, was $182,188.

Future minimum lease payments for facilities under noncancellable operating leases are as follows:

                  Year ending:
                    December 29, 1996                     $  185,000
                    December 28, 1997                        174,000
                    December 27, 1998                        164,000
                    December 26, 1999                        166,000
                    December 31, 2000                        100,000
                    Thereafter                               293,000
                                                          ----------
                                                          $1,082,000
                                                          ==========

In addition, the Company leases certain minor equipment under operating leases.

                            GALVESTON'S STEAKHOUSE CORP.
                            (FORMERLY TEXAS LOOSEY'S STEAKHOUSE
                            AND SALOON, INC.)

                            FINANCIAL STATEMENTS
                            FOR THE PERIOD FROM INCEPTION (JUNE 3, 1996)
                            THROUGH DECEMBER 31, 1996
                            TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Management of
  Galveston's Steakhouse Corp.:

We have audited the accompanying balance sheet of GALVESTON'S STEAKHOUSE CORP. (a California corporation) as of December 31, 1996, and the related statements of operations, stockholders' deficit and cash flows for the period from inception (June 3, 1996) through December 31, 1996. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Galveston's Steakhouse Corp. as of December 31, 1996 and the results of its operations and its cash flows for the period from inception (June 3, 1996) through December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Since commencing operations, the Company has incurred substantial losses, resulting in a deficiency in stockholders' equity. As further discussed in Note 2, the Company has plans to raise approximately $7 million to $8 million in additional capital through a public offering of its common stock. There can be no assurance that the Company will be successful in raising sufficient capital to meet its needs and even if the Company does raise additional capital, there can be no assurance that it will achieve successful operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.


                                       ARTHUR ANDERSEN LLP


Orange County, California
February 14, 1997

                          GALVESTON'S STEAKHOUSE CORP.


                        BALANCE SHEET - DECEMBER 31, 1996




                                     ASSETS



CURRENT ASSETS:
  Cash                                                                                         $   46,439
  Receivables                                                                                      79,235
  Inventories                                                                                      30,291
  Prepaid expenses                                                                                  6,425
                                                                                               ----------
          Total current assets                                                                    162,390
                                                                                               ----------
PROPERTY AND EQUIPMENT:
  Furniture, fixtures and equipment                                                               117,753
  Leasehold improvements                                                                          511,857
                                                                                               ----------
                                                                                                  629,610

  Less--Accumulated depreciation and amortization                                                 (17,089)
                                                                                               ----------
                                                                                                  612,521
                                                                                               ----------
OTHER ASSETS:
  Intangible assets, net of accumulated
    amortization of $24,578                                                                       969,094
  Liquor licenses and other                                                                        56,300
                                                                                               ----------
          Total assets                                                                         $1,800,305
                                                                                               ==========


                 The accompanying notes are an integral part of
                               this balance sheet.

                          GALVESTON'S STEAKHOUSE CORP.

                        BALANCE SHEET - DECEMBER 31, 1996


                      LIABILITIES AND STOCKHOLDERS' DEFICIT



CURRENT LIABILITIES:
  Notes payable                                                                                $1,469,972
  Accounts payable                                                                                 37,018
  Accrued liabilities                                                                              78,162
  Accrued interest                                                                                 69,488
  Accrued payroll costs                                                                            40,854
                                                                                               ----------
          Total current liabilities                                                             1,695,494
                                                                                               ----------

LONG-TERM DEBT                                                                                    870,000
                                                                                               ----------
          Total long-term liabilities                                                             870,000
                                                                                               ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value, 5,000,000 shares
    authorized, 1,000,000 shares issued
    and outstanding at December 31, 1996                                                            1,000
  Common stock, $.01 par value, 10,000,000 shares
    authorized, 1,588,000 shares issued
    and outstanding at December 31, 1996                                                           15,880
  Paid-in capital                                                                                 160,483
  Accumulated deficit                                                                            (942,552)
                                                                                               ----------
          Total stockholders' deficit                                                            (765,189)
                                                                                               ----------
          Total liabilities and stockholders' deficit                                          $1,800,305
                                                                                               ==========




                 The accompanying notes are an integral part of
                               this balance sheet.

                          GALVESTON'S STEAKHOUSE CORP.


                     STATEMENT OF OPERATIONS FOR THE PERIOD

             FROM INCEPTION (JUNE 3, 1996) THROUGH DECEMBER 31, 1996





REVENUES                                                                                        $ 416,544
                                                                                                ---------

RESTAURANT COSTS:
  Food and beverage                                                                               153,592
  Payroll                                                                                         255,463
  Direct operating                                                                                116,819
  Depreciation and amortization                                                                    17,089
                                                                                                ---------
                                                                                                  542,963
                                                                                                ---------
OPERATING LOSS                                                                                   (126,419)
                                                                                                ---------
OTHER (INCOME) EXPENSES:
  General and administrative expenses                                                             136,467
  Pre-opening and start-up costs                                                                  433,694
  Interest and financing costs                                                                    271,373
  Amortization expense                                                                             24,578
  Other                                                                                           (49,979)
                                                                                                ---------
                                                                                                  816,133
                                                                                                ---------
NET LOSS                                                                                        $(942,552)
                                                                                                =========
NET LOSS PER SHARE                                                                              $   (0.64)
                                                                                                =========
WEIGHTED AVERAGE SHARES OUTSTANDING                                                             1,480,330
                                                                                                =========




                 The accompanying notes are an integral part of
                                these statements.

                          GALVESTON'S STEAKHOUSE CORP.


                       STATEMENT OF STOCKHOLDERS' DEFICIT

     FOR THE PERIOD FROM INCEPTION (JUNE 3, 1996) THROUGH DECEMBER 31, 1996


                                      Common Stock               Preferred Stock
                                 ---------------------        ----------------------       Additional
                                  Number of                    Number of                     Paid-in        Accumulated
                                   Shares       Amount          Shares         Amount        Capital          Deficit        Total
                                 ----------    --------       ----------      --------     -----------     ------------    --------

BALANCE, June 3, 1996                 -        $  -                 -         $ -           $   -           $    -        $    -
  Issuance of common stock       1,588,000      15,880              -           -            160,483             -          176,363
  Issuance of preferred stock         -           -            1,000,000       1,000            -                -            1,000
  Net loss                            -           -                 -           -               -            (942,552)     (942,552)
                                 ---------     -------         ---------      ------        --------        ---------     ---------

BALANCE, December 31, 1996       1,588,000     $15,880         1,000,000      $1,000        $160,483        $(942,552)    $(765,189)
                                 =========     =======         =========      ======        ========        =========     =========






   The accompanying notes are an integral part of these financial statements.

                          GALVESTON'S STEAKHOUSE CORP.


                     STATEMENT OF CASH FLOWS FOR THE PERIOD

             FROM INCEPTION (JUNE 3, 1996) THROUGH DECEMBER 31, 1996




CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                       $(942,552)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
      Depreciation and amortization                                                                 41,667
      Increase in:
        Receivables                                                                                (79,235)
        Inventories                                                                                (30,291)
        Supplies and prepaid expenses                                                               (6,425)
      Increase in:
        Accounts payable                                                                            37,018
        Accrued liabilities                                                                         78,162
        Accrued interest                                                                            69,488
        Accrued payroll costs                                                                       40,854
                                                                                                ----------
          Net cash used in operating activities                                                   (791,314)
                                                                                                ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                                             (164,105)
  Insurance proceeds for loss of property and equipment                                             19,003
  Purchase of Texas Loosey's restaurants                                                          (275,000)
                                                                                                ----------
          Net cash used in investing activities                                                   (420,102)
                                                                                                ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in notes payable                                                                      1,094,972
  Proceeds from issuance of common stock                                                           162,883
                                                                                                ----------
          Net cash provided by financing activities                                              1,257,855
                                                                                                ----------
NET INCREASE IN CASH                                                                                46,439

CASH, beginning of year                                                                               -
                                                                                                ----------
CASH, end of year                                                                               $   46,439
                                                                                                ==========


                 The accompanying notes are an integral part of
                                these statements.



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for-
    Interest                                                                                        $3,030

    Income taxes                                                                                    $ -


SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

On August 19, 1996, the Company acquired two restaurants together with certain franchise contracts and certain other intangible assets. In conjunction with the acquisition, liabilities were assumed as follows:

  Fair value of assets acquired                                                                 $1,520,000
  Cash paid for assets                                                                            (275,000)
                                                                                                ----------
    Liabilities assumed                                                                         $1,245,000
                                                                                                ==========





                 The accompanying notes are an integral part of
                                these statements.

                          GALVESTON'S STEAKHOUSE CORP.


                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1996




1.       Company Background and Operations

Galveston's Steakhouse Corp., a Delaware corporation (the "Company") was incorporated on June 3, 1996. On December 19, 1996, the Board of Directors adopted a resolution to change the Company's name from Texas Loosey's Steakhouse & Saloon, Inc. to Galveston's Steakhouse Corp. The Company owns and operates a Texas Loosey's Steakhouse and Saloon in Torrance, California, and a Galveston's Steakhouse located in Fullerton, California. Texas Loosey's is a casual dining restaurant with a wide variety of menu choices, ranging from mexican dishes to steak dinners. Galveston's Steakhouse is a moderately priced steak and seafood restaurant. Both of these restaurants were acquired from TLC Restaurant Management Corp. on August 19, 1996, together with certain intangible assets for a purchase price of $1,520,000, consisting of notes payable of $1,245,000 (see Notes 6 and 11), and cash of $275,000.

2.       Risk Factors

Since commencing operations, the Company has incurred substantial operating losses, resulting in a deficiency in stockholders' equity. Additionally, the predecessor company from whom the Company purchased the Torrance and Fullerton restaurants, has a history of operating losses, resulting in an accumulated stockholder's deficit. The Company was organized on June 3, 1996. As such, it has a limited operating history and experience; therefore, it is vulnerable to a variety of business risks generally associated with start up companies. Additionally, both of the Company's restaurants are located in Southern California and are therefore susceptible to fluctuations in their business caused by adverse economic conditions or other conditions in that region. The Company operates in a highly competitive industry. Many of the Company's competitors have been in existence longer than the Company, have a more established market presence and have substantially greater financial, marketing, and other resources than the Company, which may give them certain competitive advantages. To fund the acquisition and operations of the restaurants, the Company has incurred a substantial amount of debt (see Note 6). Due to the limited operating history and risk associated with the Company, the debt was structured such that the Company has incurred significant interest charges. These interest charges have significantly impacted the operating results of the Company.

The Company has plans to raise approximately $7 million to $8 million in additional capital through a public offering of its common stock. There can be no assurance that the Company will be successful in raising sufficient capital to meet its needs and even if the Company does raise additional capital, there can be no assurance that it will achieve successful operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

3.       Pending Acquisition

On December 30, 1996, the Company entered into an agreement with two individuals for the purchase of the assets of two franchised Texas Loosey's Chili Parlor and Saloon restaurants located in Riverside and Norco, California. This transaction is expected to close in September 1997. In accordance with SEC Rules and Regulations, the financial statements of these restaurants to be acquired have been excluded from the Company's prospectus as the restaurants are (i) below the 50% significance level (i.e. the proposed purchase price of the restaurants is less than 50% of the assets of the Company at December 31,
1996) and (ii) have not yet been acquired. Accordingly, pro forma financial information related to the effects of this pending acquisition have also been omitted. The net book value of the assets to be acquired are approximately $600,000 at December 31, 1996.

4.       Summary of Significant Accounting Policies

         a.       Fiscal Year-End

         The Company reports its operations on a 52-53 week fiscal year ending on the Sunday closest to December 31. The current fiscal year ended on December 29, 1996; however, for financial statement presentation, the fiscal year end has been designated as December 31, 1996.

         b.       Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

         c.       Cash and Cash Equivalents

         Cash and cash equivalents consist of cash on hand and in banks and credit card receivables. Credit card receivables are considered cash equivalents because of their short collection period. The carrying amount of credit card receivables approximates their fair value.

         d.       Inventories

         Inventories, consisting principally of food, beverages and restaurant supplies, are valued at the lower of cost (first-in, first-out) or market.

         e.       Property and Equipment

         Property and equipment, including leasehold improvements, are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, generally five years. Leasehold improvements are amortized using the straight-line method over the shorter of the useful life of the improvements or the remaining lease term.

         f.       Intangibles

         Intangibles consist of a covenant not to compete made with the former owner of the Fullerton and Torrance restaurants and goodwill. The covenant not to compete is being amortized over 5 years (the length of the contract) and goodwill is being amortized over a 15 year period. The Company continually evaluates whether events or circumstances have occurred that indicate the remaining estimated useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of the related restaurants undiscounted cash flows over the remaining life of the goodwill in measuring whether the goodwill is recoverable.

         g.       Liquor License and Other Assets

         Liquor licenses and other assets consist of the Company's liquor licenses for the Fullerton and Torrance restaurants and miscellaneous rent deposits.

         h.       Stock-Based Compensation

         The Company accounts for stock-based compensation issued to employees using the intrinsic value based method as prescibed by APB Opinion No. 25 "According for Stock Issued to Emploees" (APB No. 25). Under the intrinsic value based method, compensation is the excess, if any, of the fair value of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period.

         In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123). This standard, if fully adopted, changes the methods of accounting for employee stock-based compensation plans to the fair value based method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant, the volatility of the underlying stock (not applicable for private entities), expected dividends and the risk-free interest rate over the expected life of the option or warrant. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

         The adoption of the accounting methodology of SFAS No. 123 is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB. No. 25; however, pro forma disclosures as if the Company adopted the cost recognition requirements under SFAS 123 are required to be presented if the effect is material to the financial statements (see Note 10).

         i.       New Accounting Pronouncements

         The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" on June 3, 1996. This standard requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of this standard did not have a material impact on the financial statements.

         The Financial Accounting Standards Board (FASB) has issued SFAS No. 128, "Earnings per Share". This statement is effective for both interim and annual reporting periods ending after December 15, 1997. SFAS No. 128 replaces primary earnings per share (EPS) with basic EPS and fully diluted EPS with diluted EPS. Basic EPS is computed by dividing reported earnings by the weighted average number of shares outstanding. Diluted EPS is computed in the same way as fully diluted EPS, except that the calculation now uses the average share price for the reporting period to compute dilution from options under the treasury stock method. The Company will adopt the new standard in its reporting for the year ended December 31, 1997. Management does not believe that the adoption of this standard will have a significant impact on EPS.

         The FASB has also issued SFAS No. 129, "Disclosure of Information about Capital Structure". This statement is effective for annual reporting periods ending after December 15, 1997. SFAS No. 129 continues the existing requirements to disclose the pertinent rights and privileges of all securities other than ordinary common stock but expands the number of companies subject to portions of its requirements. The Company will adopt the new standard in its reporting for the year ended December 31, 1997. The adoption of this statement will have no effect on the financial statements.

         j.       Income Taxes

         The Company accounts for income taxes using the asset and liability method as prescribed by Statement of Financial Accounting Standards
         (SFAS) No. 109, "Accounting for Income Taxes." Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using the currently enacted tax rates and laws.

         k.       Net Loss Per Share

         Net loss per share is computed based on the weighted average number of shares of common stock outstanding during the period from inception (June 3, 1996) through December 31, 1996. Stock options have been excluded from the computation of the Company's loss per share as their inclusion would have the effect of decreasing the loss per share amount otherwise computed.

5.       Receivables

Receivables include the following items: employee advances of approximately $35,000, an insurance receivable of approximately $30,000 for business interruption due to a fire in the Fullerton restaurant, and a $12,000 receivable arising from the sale of a liquor license during 1996.

6.       Notes Payable

At December 31, 1996 the Company's notes payable consisted of the following:

         Notes payable to private placement investors: principal and accrued interest at 8% is payable at the successful
         completion of the IPO (see Note 2).  Additionally, for each
         $25,000 note, these investors received 6,000 shares of the
         Company's common stock (see Note 8).                                                   $  905,972

         Note payable to the former owner in the amount of $375,000, bearing interest at 10% per annum accrued from the original note date (August
         19, 1996) until either February 19, 1997 or the successful completion of the Company's IPO (see Note 2), upon which principal and accrued interest is payable in full. Pursuant to an extension agreement (the
         "Agreement"), the due date of this note has been extended to August 19,
         1997. The Agreement also modified the interest rate to 15% per annum from February 19, 1997 through August
         19, 1997.                                                                                 375,000

         Note payable to the former owner in the amount of $870,000, bearing interest at 8% per annum from the original note date (August 19, 1996).
         No payments are due on this note until February 19, 1997, at which time interest only payments of $6,032 are due monthly for one year.
         Principal and interest payments of $10,978 are due from February 19,
         1998 through July 19, 2001, with the remaining principal
         balance due via a balloon payment on August 19, 2001.                                     870,000

         Notes payable to various individuals with interest rates ranging from
         10 to 14 percent, maturing in June 1997 or upon the successful completion of the Company's IPO (see
         Note 2).                                                                                   97,000

         Convertible notes payable (see Note 7) to various individuals which will convert to the Company's common stock by dividing the original note amount by the IPO price per share multiplied by a factor of three.
         This conversion will only take place upon the successful completion of
         the Company's IPO (see Note 2).                                                            92,000
                                                                                                ----------
                                    Total notes payable                                          2,339,972
                                    Less: short-term notes payable                               1,469,972
                                                                                                ----------
                                    Long-term debt                                              $  870,000
                                                                                                ==========

Future principal payments due on long-term debt are as follows:

                  Year ending:
                    December 28, 1997                                                             $   -
                    December 27, 1998                                                               51,001
                    December 26, 1999                                                               65,847
                    December 31, 2000                                                               71,312
                    December 30, 2001                                                              681,840
                                                                                                  --------
                                                                                                  $870,000
                                                                                                  ========

7.       Convertible Debt

The Company has convertible debt in the amount of $92,000, payable to various individuals which will convert to the Company's common stock upon the successful completion of the Company's IPO (see Note 2). All note-holders have elected to convert their debt to equity. The note-holders will receive shares of the Company's common stock equal to the principal amount of their note multiplied by a factor of three, divided by the IPO price per share. Consequently, the noteholders will receive common stock worth $276,000, in the aggregate. Although the noteholders have elected to convert their debt to the Company's common stock, these amounts are carried in debt at December 31, 1996, due to the uncertainty of the pricing of the IPO. The Company will record the difference between the note amount of $92,000 and the conversion amount of $276,000 as interest expense upon the closing date of the IPO at which time the noteholders will convert their debt to equity, as noted above.

8.       Private Placement

The Company raised $1,000,000 through a private placement during 1996. Each private placement unit was a combination of debt and equity. For each $25,000 unit, an individual received a $25,000 note from the Company and 6,000 shares of the Company's common stock. The notes bear interest at 8 percent per annum from the original note date until the successful completion of the Company's IPO (see
Note 2). Upon the successful completion of the Company's IPO, accrued interest and principal are due in full.

As each private placement participant received both debt (in the form of the note payable from the Company) and equity (in the form of the Company's common stock), a portion of the $1,000,000 face value of the debt was allocated to equity based on an estimate of the relative fair value of the debt and equity. As such, the Company has allocated $2,400 and $160,483 to common stock and additional paid-in-capital, respectively. This allocation was determined using an effective interest rate of 30 percent, as this is management's estimate of a reasonable risk adjusted rate. The remainder was allocated to short-term debt. The difference between the face value of $1,000,000 and the amount recorded in short-term debt will be accreted to interest expense over the expected life of the debt.

9.       Preferred Stock

On June 3, 1996, the Company issued 1,000,000 shares of preferred stock to the Chairman of the Board and Chief Executive Officer of the Company, for services rendered. The preferred stock has a par value of $.001 per share and carries rights to vote with the common stock as one class on a one-vote-per-share basis. The preferred stock is convertible into the Company's common stock on a one for one basis at the option of the holder at the earlier of eight years following the closing date of the Company's IPO (see Note 2) or when the Company's annual net income equals or exceeds $3.5 million. Upon conversion, the holder of the preferred stock will be required to pay to the Company, in cash, a conversion price (the "Conversion Price") per share equal to 150% of the IPO price of the Company's common stock.

The preferred stock carries no dividends prior to the second anniversary of the closing date of the proposed IPO, but thereafter, if the above conversion test is satisfied, the preferred stock will participate in any dividends declared on the Company's common stock, on an "as converted" basis. In the event of a voluntary or involuntary liquidation or dissolution of the Company prior to the second anniversary of the closing date of the proposed IPO, or subsequent to the IPO if annual net profits of $3.5 million have not been achieved, the holder of the preferred stock would be entitled to the par value of $.001 per share, or $1,000 in the aggregate. In the event of a voluntary or involuntary liquidation or dissolution of the Company subsequent to the Company's achieving $3.5 million in annual net profits, the holder of the preferred stock would be entitled to share with the holders of the Company's common stock, the assets of the Company, on an as converted basis.

10.      Stock-Based Compensation

During 1996, the Company granted certain options to employees and directors. These grants were made outside the Omnibus Stock Plan (see Note 14). On inception (June 3, 1996) of the Company, the Company's Chief Executive Officer and President, who are both directors, were granted 82,500 options each. These options vest at the earlier of one year following the successful completion of the Company's IPO or June 3, 1998 (see Note 2), and are exercisable at $1.00 per share. These options expire three months following any termination of employment with the Company.

In October 1996, two employees of the Company were granted an aggregate of 60,000 options. The options vest over a period of four years, and are exercisable at the initial public offering price per share of the Company's common stock. These options expire three months following any termination of employment with the Company.

For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted during 1996 to employees and directors is estimated using the Black-Scholes option-pricing model. The fair value is computed as of the date of grant using the following assumptions: (i) no dividend yield, (ii) volatility of effectively zero (required for public companies only), (iii) weighed-average risk-free interest rate of approximately 6.24% and 6.21%, and (iv) expected lives of two and four years.

The effects of applying SFAS No. 123 to the Company's option grants in 1996 is immaterial to the Company's net loss and net loss per share; therefore, pro forma disclosures for 1996 have been omitted as allowed by SFAS No. 123.

11.      Commitments

Lease Commitments

Texas Loosey's leases its Torrance and Fullerton facilities under operating leases. These leases mature at various dates through 2004. Both the Torrance and Fullerton leases have two five year options to renew. For the period from inception (June 3, 1996) through December 31, 1996, total rental expense, including associated common area maintenance charges, was $51,860.

Future minimum lease payments for facilities under noncancellable operating leases are as follows:

                  Year ending:
                    December 28, 1997                           $173,784
                    December 27, 1998                            163,804
                    December 26, 1999                            165,900
                    December 31, 2000                             99,600
                    December 30, 2001                             99,600
                    Thereafter                                   192,900
                                                                --------
                                                                $895,588
                                                                ========

In addition, the Company leases certain minor equipment under operating leases.

Executive Compensation

Upon inception of the Company (June 3, 1996), the Company entered into one year employment agreements with both the Company's Chief Executive Officer and President. These agreements are for annual base salaries of $50,000 and $45,000, respectively. However, due to the limited cash flows from operations for the period from inception (June 3, 1996) through December 31, 1996, these individuals have agreed to waive their salary compensation that would be earned up to the successful completion of the Company's IPO (see Note 2). Had these individuals taken salaries for the period from inception (June 3, 1996) through December 31, 1996, the Company would have recognized additional aggregate salary expense of approximately $55,000, which would increase the Company's net loss from $942,552 to $997,552 for 1996.

Consulting Agreement

In connection with the acquisition of the Torrance and Fullerton restaurants (more fully discussed in Note 12 below), the Company entered into a Consulting Agreement (the "Agreement") with the seller. The Agreement provides that the seller will render consulting services for a period of two years in connection with the management, marketing, development and expansion of the Company's business. In consideration for such consulting services, the Company will pay the seller $95,000 per year.

12.      Acquisition of Restaurants

On August 19, 1996, the Company acquired substantially all the assets of TLC Restaurant Management Corp. ("TLC") including two restaurants located in Torrance and Fullerton, California, and certain intangible assets.

The acquisition was accounted for by the purchase method of accounting, and accordingly the purchase price has been allocated to the assets acquired based on the estimated fair values at the date of the acquisition. The excess of the purchase price over the estimated fair values of the assets acquired has been recorded as goodwill, which is being amortized over 15 years.

The estimated fair values of assets as of the date of the acquisition is summarized as follows:

                  Liquor licenses                                                               $   36,000
                  Furniture, fixtures and equipment                                                 20,000
                  Leasehold improvements                                                           470,328
                  Covenant not to compete                                                           45,000
                  Goodwill                                                                         948,672
                                                                                                ----------
                                                                                                $1,520,000
                                                                                                ==========

The following table presents the unaudited pro forma condensed income statement for the period ended December 31, 1996, and reflects the results of operating the Company as if the acquisition had been effective January 1, 1996. The pro forma amounts are not necessarily indicative of the combined results of operations had the acquisition been effective as of that date, or of the anticipated results of operations, due to cost reductions and operating efficiencies that are expected as a result of the acquisition.



                                                                                            Unaudited
                                                                                           Pro Forma

                  REVENUES                                                                      $1,512,806
                                                                                               -----------

                  RESTAURANT COSTS                                                               1,706,196
                                                                                               -----------
                  OPERATING LOSS                                                                  (193,390)
                                                                                               -----------

                  OTHER EXPENSES                                                                 1,133,186
                                                                                               -----------
                  NET LOSS                                                                     $(1,326,576)
                                                                                               ===========
                  NET LOSS PER SHARE                                                           $     (0.84)
                                                                                               ===========
                  WEIGHTED AVERAGE SHARES OUTSTANDING                                            1,588,000
                                                                                               ===========


13.      Income Taxes

No provision for federal and state income taxes has been recorded as the Company incurred net operating losses through December 31, 1996. At December 31, 1996, the Company has approximately $940,000 and $470,000 of federal and state net operating loss carryforwards, respectively, for tax reporting purposes available to offset future taxable income; such carryforwards expire in 2011.

Deferred tax assets, consisting primarily of the tax effect of net operating loss carryforwards are offset with a valuation allowance because of the uncertainty regarding realizability.

As discussed in Note 2, the Company has plans to raise approximately $7 million to $8 million in additional capital through a public offering. As a result of bringing in additional shareholders there may be a substantial annual limitation on the use of these net operating loss carryforwards for both federal and state purposes.

In general, an ownership change occurs when the major shareholders, which includes groups of shareholders of the Company, have increased their ownership by more than 50 percentage points. If there has been an ownership change, section 382 of the Internal Revenue Code places a limitation on the amount of income that can be offset by net operating loss carryforwards. The section 382 limitation is the product of multiplying the Company's value (at the time of the ownership change) by the highest federal long-term tax-exempt rate for the month of the change or the two preceding months. The amount of the potential limitation if any, is yet to be determined.

14.      Subsequent Events

         Private Placement

         The Company anticipates raising $400,000 through a private placement subsequent to year end. Each private placement unit will be a combination of debt and equity. For each $25,000 unit, an individual will receive a $25,000 note from the Company and 6,000 shares of the Company's common stock. The notes will bear interest at 8 percent per annum from the original note date until the successful completion of the Company's IPO (see Note 2). Upon the successful completion of the Company's IPO, accrued interest and principal are due in full.

         Each private placement participant will receive both debt (in the form of a note payable from the Company) and equity (in the form of the Company's common stock), a portion of the $400,000 face value of the debt will be allocated to equity based on an estimate of the relative fair value of the debt and equity. As such, the Company will allocate $960 and $20,181 to common stock and additional paid-in-capital, respectively. This allocation will be determined using an effective interest rate of 30 percent, as this is management's estimate of a reasonable risk adjusted rate. The remainder will be allocated to short-term debt. The difference between the face value of $400,000 and the amount recorded in short-term debt will be accreted to interest expense over the expected life of the debt.

         As of February 14, 1997, the Company has raised $175,000 of private placement proceeds.

         Omnibus Stock Option Plan

         In January 1997, the Board of Directors approved the adoption of an Omnibus Stock Plan (the "Plan"). The Plan is intended to provide incentive to key employees, officers and directors of the Company who provide significant services to the Company. There are 400,000 options available for grant under the Plan. The Company has not granted, and prior to the successful completion of the Company's
         IPO (see Note 2) does not expect to grant, any options under the Plan. Options will vest over a period of time as determined by the Board of Directors, for up to ten years from the date of grant. However, no options may be exercisable less than six months from the date of grant. The exercise price of options granted under the Plan will be determined by the Board of Directors, provided that, the exercise price is not less than the fair market value of the Company's common stock on the date of grant.

                            GALVESTON'S STEAKHOUSE CORP.
                            (FORMERLY TEXAS LOOSEY'S STEAKHOUSE
                            AND SALOON, INC.)

                            FINANCIAL STATEMENTS
                            FOR THE QUARTER ENDED MARCH 31, 1997
                            (UNAUDITED)

                          GALVESTON'S STEAKHOUSE CORP.


                         BALANCE SHEET - MARCH 31, 1997

                                    UNAUDITED



                                     ASSETS



CURRENT ASSETS:
  Cash                                                                                         $   79,338
  Receivables                                                                                      99,022
  Inventories                                                                                      32,332
  Prepaid expenses                                                                                 18,123
  Other                                                                                            79,018
                                                                                               ----------
          Total current assets                                                                    307,833
                                                                                               ----------
PROPERTY AND EQUIPMENT:
  Furniture, fixtures and equipment                                                               137,707
  Leasehold improvements                                                                          511,857
                                                                                               ----------
                                                                                                  649,564

  Less--Accumulated depreciation and amortization                                                 (31,508)
                                                                                               ----------
                                                                                                  618,056
                                                                                               ----------
OTHER ASSETS:
  Intangible assets, net of accumulated
    amortization of $42,639                                                                       961,034
  Liquor licenses and other                                                                        55,366
                                                                                               ----------
          Total assets                                                                         $1,942,289
                                                                                               ==========


                 The accompanying notes are an integral part of
                               this balance sheet.

                          GALVESTON'S STEAKHOUSE CORP.


                         BALANCE SHEET - MARCH 31, 1997

                                    UNAUDITED



                      LIABILITIES AND STOCKHOLDERS' DEFICIT



CURRENT LIABILITIES:
  Notes payable                                                                               $ 1,813,852
  Accounts payable                                                                                 47,905
  Accrued liabilities                                                                              16,738
  Accrued interest                                                                                 92,408
  Accrued payroll costs                                                                            34,484
                                                                                              -----------
          Total current liabilities                                                             2,005,387
                                                                                              -----------

LONG-TERM DEBT                                                                                    870,000
                                                                                              -----------
          Total long-term liabilities                                                             870,000
                                                                                              -----------

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value, 5,000,000 shares
    authorized, 1,000,000 shares issued
    and outstanding at March 31, 1997                                                               1,000
  Common stock, $.01 par value, 10,000,000 shares
    authorized, 1,692,000 shares issued
    and outstanding at March 31, 1997                                                              16,920
  Paid-in capital                                                                                 201,035
  Accumulated deficit                                                                          (1,152,053)
                                                                                              -----------
          Total stockholders' deficit                                                            (933,098)
                                                                                              -----------
          Total liabilities and stockholders' deficit                                         $ 1,942,289
                                                                                              ===========




                 The accompanying notes are an integral part of
                               this balance sheet.

                          GALVESTON'S STEAKHOUSE CORP.


                     STATEMENT OF OPERATIONS FOR THE QUARTER

                              ENDED MARCH 31, 1997

                                    UNAUDITED




REVENUES                                                                                        $ 403,942
                                                                                                ---------

RESTAURANT COSTS:
  Food and beverage                                                                               126,381
  Payroll                                                                                         151,320
  Direct operating                                                                                 97,723
  Depreciation and amortization                                                                    14,419
                                                                                                ---------
                                                                                                  389,843
                                                                                                ---------
OPERATING PROFIT                                                                                   14,099
                                                                                                ---------
OTHER (INCOME) EXPENSES:
  General and administrative expenses                                                              80,342
  Interest and financing costs                                                                    134,810
  Amortization expense                                                                             18,061
  Other                                                                                            (9,613)
                                                                                                ---------
                                                                                                  223,600
                                                                                                ---------
NET LOSS                                                                                        $(209,501)
                                                                                                =========
NET LOSS PER SHARE                                                                              $   (0.43)
                                                                                                =========
WEIGHTED AVERAGE SHARES OUTSTANDING                                                               483,167
                                                                                                =========




                 The accompanying notes are an integral part of
                                these statements.

                          GALVESTON'S STEAKHOUSE CORP.


                       STATEMENT OF STOCKHOLDERS' DEFICIT

                      FOR THE QUARTER ENDED MARCH 31, 1997

                                    UNAUDITED



                                   Common Stock               Preferred Stock
                              ---------------------        ----------------------       Additional
                               Number of                    Number of                    Paid-in        Accumulated
                                Shares       Amount          Shares        Amount        Capital          Deficit         Total
                              ----------    --------       ----------    --------      -----------      -----------     --------

BALANCE, December 31, 1996     1,588,000     $15,880        1,000,000      $1,000        $160,483      $  (942,552)    $(765,189)
  Issuance of common stock       104,000       1,040            -            -             40,552             -           41,592
  Net loss                         -           -                -            -               -            (209,501)     (209,501)
                               ---------     -------        ---------      ------        --------      -----------     ---------
BALANCE, March 31, 1997        1,692,000     $16,920        1,000,000      $1,000        $201,035      $(1,152,053)    $(933,098)
                               =========     =======        =========      ======        ========      ===========     =========


   The accompanying notes are an integral part of these financial statements.

                          GALVESTON'S STEAKHOUSE CORP.


                     STATEMENT OF CASH FLOWS FOR THE QUARTER

                              ENDED MARCH 31, 1997

                                    UNAUDITED




CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                       $(209,501)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
      Depreciation and amortization                                                                 32,480
      Amortization of discount on private
        placement proceeds                                                                          63,033
      (Increase) decrease in:
        Receivables                                                                                (19,787)
        Inventories                                                                                 (2,041)
        Supplies and prepaid expenses                                                              (11,699)
        Other current assets                                                                       (79,018)
        Intangibles                                                                                (10,001)
        Liquor licenses and other                                                                      934
      Increase (decrease) in:
        Accounts payable                                                                            10,887
        Accrued liabilities                                                                        (61,424)
        Accrued interest                                                                            22,920
        Accrued payroll costs                                                                       (6,370)
                                                                                                 ---------
          Net cash used in operating activities                                                   (269,587)
                                                                                                 ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                                              (19,954)
                                                                                                 ---------
          Net cash used in investing activities                                                    (19,954)
                                                                                                 ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in notes payable                                                                        280,848
  Issuance of common stock                                                                          41,592
                                                                                                 ---------
          Net cash provided by financing activities                                                322,440
                                                                                                 ---------
NET INCREASE IN CASH                                                                                32,899

CASH, December 31, 1996                                                                             46,439
                                                                                                 ---------
CASH, March 31, 1997                                                                             $  79,338
                                                                                                 =========


                 The accompanying notes are an integral part of
                                these statements.




SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the quarter for-
    Interest                                                                                       $13,109

    Income taxes                                                                                   $  -



                 The accompanying notes are an integral part of
                                these statements.

                          GALVESTON'S STEAKHOUSE CORP.


                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 1997

                                    UNAUDITED



1.       Financial Statement Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the quarter ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. For further information refer to the financial statements and footnotes thereto included elsewhere in this prospectus, for the period from inception (June 3, 1996) through December 31, 1996.

Galveston's Steakhouse Corp. (the "Company") was incorporated on June 3, 1996. The Company acquired certain assets of TLC Restaurant Management Corp. on August 19, 1996, including two restaurants located in Fullerton and Torrance, California, and certain intangible assets. Interim financial information for TLC Restaurant Management Corp., the predecessor business, as of and for the quarter ended March 31, 1996 has not been presented herein because of the prohibitive costs and difficulties to obtain such information and because the March 31, 1996 interim financial statement information would not be comparable to the March 31, 1997 information due to the significant amount of debt incurred by the Company to transact the acquisition and due to the significant purchase accounting adjustments that resulted therefrom. Audited financial statements of TLC Restaurant Management Corp. for the year ended December 30, 1995 and the period from December 31, 1995 through August 18, 1996, and footnotes thereto are included elsewhere in this prospectus and should be referred to for further information.

2.       Inventories

Inventories, consisting principally of food, beverages and restaurant supplies, are valued at the lower of cost (first-in, first-out) or market.

3.       Escrow Deposit

The Company is currently in escrow for the purchase of the assets of two franchised Texas Loosey's Chili Parlor and Saloon restaurants located in Riverside and Norco, California. In connection with this acquisition the Company has deposited approximately $78,000 into an escrow account. This deposit is being carried in other current assets on the accompanying balance sheet at March 31, 1997.

4.       Management Fee

As discussed more fully in Note 3, the Company is in escrow for the purchase of two restaurants in Riverside and Norco, California. This transaction is expected to close in June 1997. However, the Company took over the day to day operations of these restaurants on March 1, 1997. In return for managing these restaurants until the purchase is consummated, the Company is receiving a management fee equal to the net income generated by the restaurants. As of March 31, 1997, the Company has earned a management fee approximating $9,300. This management fee is reflected in other income on the accompanying statement of operations for the quarter ended March 31, 1997.

5.       Private Placement

The Company raised $275,000 through a private placement during the quarter ended March 31, 1997. Each private placement unit was a combination of debt and equity. For each $25,000 unit, an individual received a $25,000 note from the Company and 6,000 shares of the Company's common stock. The notes bear interest at 8 percent per annum from the original note date until the successful completion of the Company's IPO. Upon the successful completion of the Company's IPO, accrued interest and principal are due in full.

As each private placement participant received both debt (in the form of a note payable from the Company) and equity (in the form of the Company's common stock), a portion of the $275,000 face value of the debt was allocated to equity based on an estimate of the relative fair value of the debt and equity. As such, the Company has allocated $660 and $16,639 to common stock and additional paid-in-capital, respectively. This allocation was determined using an effective interest rate of 30 percent, as this is management's estimate of a reasonable risk adjusted rate. The remainder was allocated to short-term debt. The difference between the face value of $275,000 and the amount recorded in short-term debt will be accreted to interest expense over the expected life of the debt.


6.         Note Payable

On January 30, 1997, the Company issued a $25,000 note payable. The note payable was comprised of a $25,000 note from the Company and 5,000 shares of the Company's common stock. The note bears interest at 8 percent per annum from the original note date until the successful completion of the Company's IPO. Upon the successful completion of the Company's IPO, accrued interest and principal are due in full.

As this individual received both debt (in the form of the note payable from the Company) and equity (in the form of the Company's common stock), a portion of the $25,000 face value of the note was allocated to equity based on an estimate of the relative fair value of the debt and equity. As such, the Company has allocated $50 and $1,803 to common stock and additional paid-in-capital, respectively. This allocation was determiend using an effective interest rate of 30 percent, as this is management's estimate of a reasonable risk adjusted rate. The remainder was allocated to short-term debt. The difference between the face value of the $25,000 and the amount recorded in short-term debt will be accreted to interest expense over the expected life of the debt.

                          GALVESTON'S STEAKHOUSE CORP.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. References are made to Article VI of the Registrant's Bylaws, a copy of which is incorporated herein by reference as
Exhibit 3.4, which provides for indemnification of officers and directors of the Registrant to the full extent authorized by the aforesaid section of the General Corporation Law of the State of Delaware.

     Section 102(b) of the General Corporation Law of the State of Delaware permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the fiduciary duty of care as a director. Reference is made to Article Tenth of the Registrant's Restated Certificate of Incorporation, as amended, a copy of which is incorporated herein by reference as Exhibit 3.1, which limits a director's liability in accordance with the aforesaid section of the General Corporation Law of the State of Delaware.

     The Registrant intends to enter into Indemnification Agreements with its executive officers and directors. These Indemnification Agreements will provide that the executive officers and directors will be indemnified to the fullest extent permitted by law against all expenses (including attorneys' fees), judgments, fines and amounts paid or incurred by them for settlement in any action or proceeding, including any derivative action, on account of their service as a director or officer of the Company or of any subsidiary of the Company or of any other company or enterprise in which they are serving at the request of the Company. No indemnity will be provided to any director or officer under these agreements on account of conduct which is finally adjudged to be knowingly fraudulent or deliberately dishonest or willful misconduct. In addition, no indemnification will be provided if there is a final adjudication that such indemnification is not lawful, or in respect of any suit in which judgment is rendered against a director or officer for an accounting of profits made from a purchase or sale of securities of the Company in violation of
Section 16(b) of the Securities Exchange Act of 1934, or of any similar statutory law, or on account of any compensation paid to a director or officer which is adjudicated to have been in violation of law, and in certain other circumstances.

     The Registrant intends to acquire directors and officers liability insurance prior to the completion of the Offering. The amount and scope of coverage will depend upon the Company's analysis of the cost and appropriateness thereof.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following expenses will be incurred in connection with the proposed offering hereunder. All of such expenses will be borne by the Company. With the exception of the registration and listing fees, all amounts shown are estimates:



SEC registration fees........................     $   3,583.33
Nasdaq listing fee...........................
NASD registration fee........................
Legal fees and expenses......................
Underwriters' nonaccountable expense
  allowance..................................
Accounting fees and expenses.................
Blue sky fees and expenses (including
  counsel fees)..............................
Printing and engraving expenses..............
Transfer agent fees and expenses.............
Miscellaneous................................
                                                   -----------
Total........................................      $
                                                   -----------
                                                   -----------

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

  The following sets forth certain information regarding sales of, and other transactions with respect to, securities of the Company issued within the past three years, which sales and other transactions were not registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"). All of such sales and transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or as otherwise indicated herein.

  In June 1996, the Company issued for nominal consideration 1,330,000 shares of Common Stock to its founding shareholders, namely, Richard M. Lee, Hiram J. Woo, James Maguire, James Djen, Paul Cassidy, Khalil Mayeri , JWJ International, Shelly Singhal and Marcus Goudge, and 1,000,000 shares of Series B convertible preferred stock to Mr. Lee.

  In June 1996, the Company assumed $92,000 in principal amount of convertible promissory notes in connection with its acquisition from Texas Loosey's Steakhouse Holdings, Inc. of its right to purchase the Texas Loosey's business. The notes are convertible into 50,185 shares of the Company's common stock.

  In June 1996, the Company commenced a private placement bridge financing through William Scott & Co., L.L.C. pursuant to which it raised $1,000,000 by issuing to thirty four (34) accredited investors forty (40) $25,000 units, consisting of a $25,000 promissory note bearing interest at eight percent (8%) per annum and 6,000 shares of its common stock. The Company paid a ten percent (10%) sales commission and a three percent non-accountable expense allowance (3%) in connection with such financing.

  In January 1997, the Company commenced a second private placement bridge financing through William Scott & Co., L.L.C. pursuant to which it raised $500,000 by issuing to eighteen (18) accredited investors twenty (20) $25,000 units, consisting of a $25,000 promissory note bearing interest at eight percent (8%) per annum and 6,000 shares of its common stock. The Company paid a ten percent (10%) sales commission and a three percent (3%) non-accountable expense allowance in connection with such financing.

  In January 1997, the Company borrowed $25,000 from Kenneth W. Larson, Esq. and issued to him a $25,000 promissory note bearing interest at eight percent (8%) per annum and 5,000 shares of its common stock.

  In February 1997, the Company issued 33,000 shares of common stock to three
(3) persons associated with Winchester Investment Securities, Inc., a NASD member, for services rendered to the Company.

  In April 1997, the Company issued 10,000 shares to its counsel, Hank Gracin, Esq. of Lehman & Eilen, in payment for legal services rendered.

  In April 1997, the Company issued 6,250 shares of common stock to Mr. Lee and 6,250 shares of common stock to Mr. Woo in consideration for services rendered by them to the Company.

ITEM 27.  EXHIBITS.

  The following exhibits are filed as part of this Registration Statement:

                  1.1*     Form of Underwriting Agreement.

                  3.1*     Restated Certificate of Incorporation of the Company.

                  3.2* Certificate of Correction to Restated Certificate of Incorporation of the Company.

                  3.3* Certificate of Amendment to Restated Certificate of Incorporation of the Company.

                  3.4*     By-Laws of the Company.

                  4.1*     Form of Specimen of Common Stock Certificate.

                  4.2*     Form of Underwriter's Warrant Agreement.

                  5.1** Opinion of Counsel re: legality of securities being registered.

                 10.1*     Lease between Walter Bollenbacher Family
                           Trust and TLC Corp. (Seller) dated November
                           1, 1994 and assigned to the Company June 25, 1996. (re: Torrance)

                 10.2* Lease between University Plaza, Ltd. and the Company dated September 4, 1996.
                           (re: Fullerton)

                 10.3* Lease between Mission Grove Plaza, LP and Kent Andersen (Seller) dated March 8, 1993 and assigned to the Company March 1, 1997. (re: Riverside)

                 10.4* Lease between E & R Co-ownership (The Family Corner) and the Company dated February 1, 1997. (re: Norco)

                 10.5*     Employment Contract between the Company and Michael
                           R. Dunmire dated October 15, 1996.

                 10.6*     Employment Contract between the Company and Rebecca
                           L. Rotman dated October 15, 1996.

                 10.7* Employment Contract between the Company and Hiram J. Woo dated June 3, 1996.

                 10.8*     Employment Contract between the Company and Richard
                           M. Lee dated June 3, 1996.

                 10.9* Asset Purchase Agreement between the Company as buyer and TLC Restaurant Management Corp., Better Business Security, Inc., River Diego Investment Corp. and Ron Walton, collectively as seller dated April 10, 1996.

                 10.10* Escrow Instruction with Jean Allen Escrow Co., Inc. dated February 20, 1996 reference to Asset Purchase Agreement cited in 10.9 above.

                 10.11* Note Payable in the amount of $375,000 to Ron Walton, et. al. with extension of Due Date to August 29, 1997.

                 10.12* Note Payable in the amount of $870,000 to Ron Walton, et. al.

                 10.13* Asset Purchase Agreement between the Company as buyer and Kent & Jenny Andersen as sellers dated September 23, 1996.

                 10.14* Escrow Instruction with Jean Allen Escrow Co., Inc. dated December 3, 1996 with Estimated Closing Statement dated March 3, 1997 reference to Asset Purchase Agreement cited in 10.13 above.

                 10.15*    Galveston Steakhouse Corp. Omnibus Stock Plan.

                 10.16*    Richard M. Lee Stock Option Agreement.

                 10.17*    Hiram J. Woo Stock Option Agreement.

                  23.1*    Consent of Arthur Andersen LLP

                  23.2** Consent of Counsel (including in their opinion filed as Exhibit 5.1).

                  27.1*    Financial Data Schedule.

----------
*   Filed herewith.
**  To be filed by amendment

ITEM 28.  UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which it offers or sales securities, a post-effective amendment to this Registration Statement to;

           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement;

          (iii) Include any additional or changed material information on the plan of distribution.

  (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

  The undersigned registrant hereby undertakes:

  (1) For determining any liability under the Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant under Rule 424(b)(1), or (4), or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.

  (2) For determining any liability under the Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.


                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM SB-2 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN RIVERSIDE, CALIFORNIA, ON THIS 11TH DAY OF JUNE, 1997.

                                       GALVESTON'S STEAKHOUSE CORP.

                                       By:     /s/ Richard M. Lee
                                          ----------------------------------
                                                   RICHARD M. LEE
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                           (PRINCIPAL EXECUTIVE OFFICER)

  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                       Title                   Date


       /s/ RICHARD M. LEE            Chairman of the Board of     June 11, 1997
--------------------------------     Directors and Chief
         Richard M. Lee              Executive Officer



        /s/ HIRAM J. WOO             Director, President,         June 11, 1997
--------------------------------     Secretary and Chief
          Hiram J. Woo*              Financial Officer
                                     (Principal Financial and
                                     Accounting Officer)